Exhibit 10.10

2011 version

Global Master Repurchase Agreement

Dated as of December 12, 2019

Between:

UBS AG	(“Party A”)

and

BC PARTNERS LENDING CORPORATION	(“Party B”)

1.	Applicability
(a)

From time to time the parties hereto may enter into transactions in which one party, acting through a Designated Office, (“Seller”) agrees to sell to the other, acting through a Designated Office, (“Buyer”) securities or other financial instruments (“Securities”) (subject to paragraph 1(c), other than equities and Net Paying Securities) against the payment of the purchase price by Buyer to Seller, with a simultaneous agreement by Buyer to sell to Seller Securities equivalent to such Securities at a date certain or on demand against the payment of the repurchase price by Seller to Buyer.

(b)

Each such transaction (which may be a repurchase transaction (“Repurchase Transaction”) or a buy and sell back transaction (“Buy/Sell Back Transaction”)) shall be referred to herein as a “Transaction” and shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I and any annex specified in Annex I, unless otherwise agreed in writing.

(c)	If this Agreement may be applied to -
(i)	Buy/Sell Back Transactions, this shall be specified in Annex I hereto, and the provisions of the Buy/Sell Back Annex shall apply to such Buy/Sell Back Transactions;
(ii)	Net Paying Securities, this shall be specified in Annex I hereto and the provisions of Annex I, paragraph 1(b) shall apply to Transactions involving Net Paying Securities.
2.	Definitions
(a)	“Act of Insolvency” shall occur with respect to any party hereto upon -
(i)	its making a general assignment for the benefit of, or entering into a reorganisation, arrangement, or composition with, creditors; or

(ii)

a secured party taking possession of, or carrying out other enforcement measures in relation to, all or substantially all assets of such party, provided the relevant process is not dismissed, discharged, stayed or restrained within 15 days; or

(iii)	its becoming insolvent or becoming unable to pay its debts as they become due or failing or admitting in writing its inability generally to pay its debts as they become due; or
(iv)	its seeking, consenting to, or acquiescing in the appointment of any trustee, administrator, receiver or liquidator or analogous officer of it or any material part of its property; or
(v)

the presentation or filing of a petition in respect of it (other than by the other party to this Agreement in respect of any obligation under this Agreement) in any court or before any agency or the commencement of any proceeding by any Competent Authority alleging or for the bankruptcy, winding-up or insolvency of such party (or any analogous proceeding) or seeking any reorganisation, arrangement, composition, re-adjustment, administration, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such petition not having been stayed or dismissed within 15 days of its filing (except in the case of a petition presented by a Competent Authority or for winding-up or any analogous proceeding, in respect of which no such 15 day period shall apply); or

(vi)	the appointment of a receiver, administrator, liquidator, conservator, custodian or trustee or analogous officer of such party or over all or any material part of such party’s property; or
(vii)	the convening of any meeting of its creditors for the purpose of considering a voluntary arrangement as referred to in section 3 of the Insolvency Act 1986 (or any analogous proceeding);
(b)	“Agency Transaction”, the meaning specified in paragraph 1 of the Agency Annex to this Agreement as published by ICMA;
(c)	“Applicable Rate”, in relation to any sum in any currency:
(i)	for the purposes of paragraph 10, the rate selected in a commercially reasonable manner by the non-Defaulting Party;
(ii)	for any other purpose, the rate agreed by the parties acting in a commercially reasonable manner;
(d)	“Appropriate Market”, the meaning specified in paragraph 10;
(e)	“Base Currency”, the currency indicated in Annex I;

(f)	“Business Day” means -
(i)	in relation to the settlement of a Transaction or delivery of Securities under this Agreement through a settlement system, a day on which that settlement system is open for business;
(ii)

in relation to the settlement of a Transaction or delivery of Securities under this Agreement otherwise than through a settlement system, a day on which banks are open for business in the place where the relevant Securities are to be delivered and, if different, the place in which the relevant payment is to be made; and

(iii)

in relation to the payment of any amount under this Agreement not falling within (i) or (ii) above, a day other than a Saturday or a Sunday on which banks are open for business in the principal financial centre of the country of which the currency in which the payment is denominated is the official currency and, if different, in the place where any account designated by the parties for the making or receipt of the payment is situated (or, in the case of a payment in euro, a day on which TARGET2 operates).

(g)	“Cash Equivalent Amount” has the meaning given in paragraph 4(h);
(h)	“Cash Margin”, a cash sum paid or to be paid to Buyer or Seller in accordance with paragraph 4;
(i)

“Competent Authority”, a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over a party in the jurisdiction of its incorporation or establishment or the jurisdiction of its head office;

(j)	“Confirmation”, the meaning specified in paragraph 3(b);
(k)	“Contractual Currency”, the meaning specified in paragraph 7(a);
(l)	“Defaulting Party”, the meaning specified in paragraph 10;
(m)	“Default Market Value”, the meaning specified in paragraph 10;
(n)	“Default Notice”, a written notice served by the non-Defaulting Party on the Defaulting Party under paragraph 10(b) designating a day as an Early Termination Date;
(o)	“Deliverable Securities”, the meaning specified in paragraph 10;
(p)	“Designated Office”, a branch or office which is specified as such in Annex I or such other branch or office as may be agreed in writing by the parties;
(q)	“Distribution(s)”, the meaning specified in sub-paragraph (y) below;
(r)	“Early Termination Date”, the date designated as such in a Default Notice or as otherwise determined in accordance with paragraph 10(b);

(s)	“Electronic Messaging System”, an electronic system for communication capable of reproducing communication in hard copy form, including email;
(t)	“Equivalent Margin Securities”, Securities equivalent to Securities previously transferred as Margin Securities;
(u)

“Equivalent Securities”, with respect to a Transaction, Securities equivalent to Purchased Securities under that Transaction. If and to the extent that such Purchased Securities have been redeemed, the expression shall mean a sum of money equivalent to the proceeds of the redemption (other than Distributions);

(v)

Securities are “equivalent to” other Securities for the purposes of this Agreement if they are: (i) of the same issuer; (ii) part of the same issue; and (iii) of an identical type, nominal value, description and (except where otherwise stated) amount as those other Securities, provided that -

(A)

Securities will be equivalent to other Securities notwithstanding that those Securities have been redenominated into euro or that the nominal value of those Securities has changed in connection with such redenomination; and

(B)

where Securities have been converted, subdivided or consolidated or have become the subject of a takeover or the holders of Securities have become entitled to receive or acquire other Securities or other property or the Securities have become subject to any similar event other than a Distribution, the expression “equivalent to” shall mean Securities equivalent to (as defined in the provisions of this definition preceding the proviso) the original Securities together with or replaced by a sum of money or Securities or other property equivalent to (as so defined) that receivable by holders of such original Securities resulting from such event;

(w)	“Event of Default”, the meaning specified in paragraph 10;
(x)	“Forward Transaction”, the meaning specified in paragraph 2(c)(i) of Annex I;
(y)

“Income”, with respect to any Security at any time, all interest, dividends or other distributions thereon, including distributions which are a payment or repayment of principal in respect of the relevant securities (“Distribution(s)”);

(z)

“Income Payment Date”, with respect to any Securities, the date on which Income is paid in respect of such Securities or, in the case of registered Securities, the date by reference to which particular registered holders are identified as being entitled to payment of Income;

(aa)	“Margin Percentage”, with respect to any Margin Securities or Equivalent Margin Securities, the percentage, if any, agreed by the parties acting in a commercially reasonable manner;
(bb)

“Margin Ratio”, with respect to a Transaction, the Market Value of the Purchased Securities at the time when the Transaction was entered into divided by the Purchase Price (and so that, where a Transaction relates to Securities of different descriptions and the Purchase Price is apportioned by the parties among Purchased Securities of each such description, a separate Margin Ratio shall apply in respect of Securities of each such description), or such other proportion as the parties may agree with respect to that Transaction;

(cc)	“Margin Securities”, in relation to a Margin Transfer, Securities of the type and value (having applied Margin Percentage, if any) reasonably acceptable to the party calling for such Margin Transfer;
(dd)	“Margin Transfer”, any, or any combination of, the payment or repayment of Cash Margin and the transfer of Margin Securities or Equivalent Margin Securities;
(ee)

“Market Value”, with respect to any Securities as of any time on any date, the price for such Securities (after having applied the Margin Percentage, if any, in the case of Margin Securities) at such time on such date obtained from a generally recognised source agreed by the parties or as otherwise agreed by the parties (and where different prices are obtained for different delivery dates, the price so obtainable for the earliest available such delivery date) having regard to market practice for valuing Securities of the type in question plus the aggregate amount of Income which, as at such date, has accrued but not yet been paid in respect of the Securities to the extent not included in such price as of such date, and for these purposes any sum in a currency other than the Contractual Currency for the Transaction in question shall be converted into such Contractual Currency at the Spot Rate prevailing at the time of the determination;

(ff)	“Net Exposure”, the meaning specified in paragraph 4(c);
(gg)

the “Net Margin” provided to a party at any time, the excess (if any) at that time of (i) the sum of the amount of Cash Margin paid to that party (including accrued interest on such Cash Margin which has not been paid to the other party) and the Market Value of Margin Securities transferred to that party under paragraph 4(a) (excluding any Cash Margin which has been repaid to the other party and any Margin Securities in respect of which Equivalent Margin Securities have been transferred or a Cash Equivalent Amount has been paid to the other party) over (ii) the sum of the amount of Cash Margin paid to the other party (including accrued interest on such Cash Margin which has not been paid by the other party) and the Market Value of Margin Securities transferred to the other party under paragraph 4(a) (excluding any Cash Margin which has been repaid by the other party and any Margin Securities in respect of which Equivalent Margin Securities have been transferred or a Cash Equivalent Amount has been paid by the other party) and for this purpose any amounts not denominated in the Base Currency shall be converted into the Base Currency at the Spot Rate prevailing at the time of the determination;

(hh)

“Net Paying Securities”, Securities which are of a kind such that, were they to be the subject of a Transaction to which paragraph 5 applies, any payment made by Buyer under paragraph 5 would be one in respect of which either Buyer would or might be required to make a withholding or deduction for or on account of taxes or duties or Seller might be required to make or account for a payment for or on account of taxes or duties (in each case other than tax on overall net income) by reference to such payment;

(ii)	“Net Value”, the meaning specified in paragraph 10;
(jj)	“New Purchased Securities”, the meaning specified in paragraph 8(a);

(kk)

“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction (on a 360 day, 365 day or other day basis in accordance with the applicable market convention, unless otherwise agreed between the parties for the Transaction) for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of calculation or, if earlier, the Repurchase Date;

(ll)	“Pricing Rate”, with respect to any Transaction, the per annum percentage rate for calculation of the Price Differential agreed to by Buyer and Seller in relation to that Transaction;
(mm)	“Purchase Date”, with respect to any Transaction, the date on which Purchased Securities are to be sold by Seller to Buyer in relation to that Transaction;
(nn)	“Purchase Price”, on the Purchase Date, the price at which Purchased Securities are sold or are to be sold by Seller to Buyer,
(oo)

“Purchased Securities”, with respect to any Transaction, the Securities sold or to be sold by Seller to Buyer under that Transaction, and any New Purchased Securities transferred by Seller to Buyer under paragraph 8 in respect of that Transaction;

(pp)	“Receivable Securities”, the meaning specified in paragraph 10;
(qq)	“Repurchase Date”, with respect to any Transaction, the date on which Buyer is to sell Equivalent Securities to Seller in relation to that Transaction;
(rr)	“Repurchase Price”, with respect to any Transaction and as of any date, the sum of the Purchase Price and the Price Differential as of such date;
(ss)	“Spot Rate”, where an amount in one currency is to be converted into a second currency on any date, unless the parties otherwise agree
(i)

for the purposes of paragraph 10, the spot rate of exchange obtained by reference to a pricing source or quoted by a bank, in each case specified by the non-Defaulting Party, in the London inter-bank market for the purchase of the second currency with the first currency at such dates and times determined by the non-Defaulting Party; and

(ii)

for any other purpose, the latest available spot rate of exchange obtained by reference to a pricing source or quoted by a bank, in each case agreed by the parties (or in the absence of such agreement, specified by Buyer), in the London inter-bank market for the purchase of the second currency with the first currency on the day on which the calculation is to be made or, if that day is not a day on which banks are open for business in London, the spot rate of exchange quoted at close of business in London on the immediately preceding day in London on which such a quotation was available;

(tt)	“TARGET2”, the Second Generation Trans-European Automated Real-time Gross Settlement Express Transfer System, or any other system that replaces it;
(uu)	“Term”, with respect to any Transaction, the interval of time commencing with the Purchase Date and ending with the Repurchase Date;
(vv)

“Termination”, with respect to any Transaction, refers to the requirement with respect to such Transaction for Buyer to sell Equivalent Securities against payment by Seller of the Repurchase Price in accordance with paragraph 3(f), and reference to a Transaction having a “fixed term” or being “terminable upon demand” shall be construed accordingly;

(ww)	“Transaction Costs”, the meaning specified in paragraph 10;
(xx)

“Transaction Exposure”, with respect to any Transaction at any time during the period from the Purchase Date to the Repurchase Date (or, if later, the date on which Equivalent Securities are delivered to Seller or the Transaction is terminated under paragraph 10(h) or 10(i)) the amount “E” determined in accordance with (A) or (B) below as specified in Annex I (or as agreed by the parties with respect to particular transactions):

(A)	the result of formula E = (R x MR) – MV, where:

R	=	the Repurchase Price at such time

MR	=	the applicable Margin Ratio

MV	=

the Market Value of Equivalent Securities at such time and so that where the Transaction relates to Securities of more than one description or to which different Margin Ratios apply, E shall be determined by multiplying the Repurchase Price attributable to Equivalent Securities of each such description by the applicable Margin Ratio and aggregating the results and for this purpose the Repurchase Price shall be attributed to Equivalent Securities of each such description in the same proportions as those in which the Purchase Price was apportioned among the Purchased Securities.

If E is greater than zero, Buyer has a Transaction Exposure equal to E and if E is less than zero, Seller has a Transaction Exposure equal to the absolute value of E; provided that E shall not be greater than the amount of the Repurchase Price on the date of the determination; or

(B)	the result of the formula E = R – V, where:

R	=	the Repurchase Price at such time

V	=

the Adjusted Value of Equivalent Securities at such time or, where a Transaction relates to Securities of more than one description or to which different haircuts apply, the sum of the Adjusted Values of the Securities of each such description.

For this purpose the “Adjusted Value” of any Securities is their value determined on the basis of the formula, (MV(1 – H)), where:

MV	=	the Market Value of Equivalent Securities at such time

H	=	the “haircut” for the relevant Securities, if any, as agreed by the parties from time to time, being a discount from the Market Value of the Securities.

If E is greater than zero, Buyer has a Transaction Exposure equal to E and if E is less than zero, Seller has a Transaction Exposure equal to the absolute value of E; and
(yy)

except in paragraphs 14(b)(i) and 18, references in this Agreement to “written” communications and communications “in writing” include communications made through any Electronic Messaging System agreed between the parties.

3.	Initiation; Confirmation; Termination
(a)	A Transaction may be entered into orally or in writing at the initiation of either Buyer or Seller.
(b)

Upon agreeing to enter into a Transaction hereunder Buyer or Seller (or both), as shall have been agreed, shall promptly deliver to the other party written confirmation of such Transaction (a “Confirmation”).

The Confirmation shall describe the Purchased Securities (including CUSIP or ISIN or other identifying number or numbers, if any), identify Buyer and Seller and set forth -

(i)	the Purchase Date;
(ii)	the Purchase Price;
(iii)	the Repurchase Date, unless the Transaction is to be terminable on demand (in which case the Confirmation shall state that it is terminable on demand);
(iv)	the Pricing Rate applicable to the Transaction;

(v)	in respect of each party the details of the bank account(s) to which payments to be made hereunder are to be credited;
(vi)	where the Buy/Sell Back Annex applies, whether the Transaction is a Repurchase Transaction or a Buy/Sell Back Transaction;
(vii)	where the Agency Annex applies, whether the Transaction is an Agency Transaction and, if so, the identity of the party which is acting as agent and the name, code or identifier of the Principal; and
(viii)	any additional terms or conditions of the Transaction;

and may be in the form of Annex Il or may be in any other form to which the parties agree.

The Confirmation relating to a Transaction shall, together with this Agreement, constitute prima facie evidence of the terms agreed between Buyer and Seller for that Transaction, unless objection is made with respect to the Confirmation promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, the Confirmation shall prevail in respect of that Transaction and those terms only.

(c)	On the Purchase Date for a Transaction, Seller shall transfer the Purchased Securities to Buyer or its agent against the payment of the Purchase Price by Buyer in accordance with paragraph 6(c).
(d)

Termination of a Transaction will be effected, in the case of on demand Transactions, on the date specified for Termination in such demand, and, in the case of fixed term Transactions, on the date fixed for Termination.

(e)

In the case of on demand Transactions, demand for Termination shall be made by Buyer or Seller, by telephone or otherwise, and shall provide for Termination to occur after not less than the minimum period as is customarily required for the settlement or delivery of money or Equivalent Securities of the relevant kind.

(f)

On the Repurchase Date, Buyer shall transfer to Seller or its agent Equivalent Securities against the payment of the Repurchase Price by Seller (less any amount then payable and unpaid by Buyer to Seller pursuant to paragraph 5).

4.	Margin Maintenance
(a)

If at any time either party has a Net Exposure in respect of the other party it may by notice to the other party require the other party to make a Margin Transfer to it of an aggregate amount or value at least equal to that Net Exposure.

(b)	A notice under sub-paragraph (a) above may be given orally or in writing.

(c)

For the purposes of this Agreement a party has a Net Exposure in respect of the other party if the aggregate of all the first party’s Transaction Exposures plus any amount payable to the first party under paragraph 5 but unpaid less the amount of any Net Margin provided to the first party exceeds the aggregate of all the other party’s Transaction Exposures plus any amount payable to the other party under paragraph 5 but unpaid less the amount of any Net Margin provided to the other party; and the amount of the Net Exposure is the amount of the excess. For this purpose any amounts not denominated in the Base Currency shall be converted into the Base Currency at the Spot Rate prevailing at the relevant time.

(d)

To the extent that a party calling for a Margin Transfer has previously paid Cash Margin which has not been repaid or delivered Margin Securities in respect of which Equivalent Margin Securities have not been delivered to it or a Cash Equivalent Amount has not been paid, that party shall be entitled to require that such Margin Transfer be satisfied first by the repayment of such Cash Margin or the delivery of Equivalent Margin Securities but, subject to this, the composition of a Margin Transfer shall be at the option of the party making such Margin Transfer.

(e)	Any Cash Margin transferred shall be in the Base Currency or such other currency as the parties may agree.
(f)

A payment of Cash Margin shall give rise to a debt owing from the party receiving such payment to the party making such payment. Such debt shall bear interest at such rate, payable at such times, as may be specified in Annex I in respect of the relevant currency or otherwise agreed between the parties, and shall be repayable subject to the terms of this Agreement.

(g)

Where Seller or Buyer becomes obliged under sub-paragraph (a) above to make a Margin Transfer, it shall transfer Cash Margin or Margin Securities or Equivalent Margin Securities within the minimum period specified in Annex I or, if no period is there specified, such minimum period as is customarily required for the settlement or delivery of money, Margin Securities or Equivalent Margin Securities of the relevant kind.

(h)

Where a party (the “Transferor”) becomes obliged to transfer Equivalent Margin Securities and, having made all reasonable efforts to do so, is, for any reason relating to the Securities or the clearing system through which the Securities are to be transferred, unable to transfer Equivalent Margin Securities then

(i)

the Transferor shall immediately pay to the other party Cash Margin at least equal to the Market Value of such Equivalent Margin Securities (and, unless the parties otherwise agree, such Cash Margin shall not bear interest in accordance with paragraph 4(f)); and

(ii)

if the failure is continuing for two Business Days or more the other party may by notice to the Transferor require the Transferor to pay an amount (the “Cash Equivalent Amount”) equal to the Default Market Value of the Equivalent Margin Securities determined by the other party in accordance with paragraph 10(f) which shall apply on the basis that references to the non-Defaulting Party were to the other party and references to the Early Termination Date were to the date on which notice under this paragraph is effective.

(i)

The parties may agree that, with respect to any Transaction, the provisions of sub-paragraphs (a) to (h) above shall not apply but instead that margin may be provided separately in respect of that Transaction in which case -

(i)	that Transaction shall not be taken into account when calculating whether either party has a Net Exposure;
(ii)	margin shall be provided in respect of that Transaction in such manner as the parties may agree; and
(iii)	margin provided in respect of that Transaction shall not be taken into account for the purposes of sub-paragraphs (a) to (h) above.
(j)

The parties may agree that any Net Exposure which may arise shall be eliminated not by Margin Transfers under the preceding provisions of this paragraph but by the repricing of Transactions under sub-paragraph (k) below, the adjustment of Transactions under sub-paragraph (I) below or a combination of both these methods.

(k)	Where the parties agree that a Transaction is to be repriced under this sub-paragraph, such repricing shall be effected as follows -
(i)	the Repurchase Date under the relevant Transaction (the “Original Transaction”) shall be deemed to occur on the date on which the repricing is to be effected (the “Repricing Date”);
(ii)	the parties shall be deemed to have entered into a new Transaction (the “Repriced Transaction”) on the terms set out in (iii) to (vi) below;
(iii)	the Purchased Securities under the Repriced Transaction shall be Securities equivalent to the Purchased Securities under the Original Transaction;
(iv)	the Purchase Date under the Repriced Transaction shall be the Repricing Date;
(v)

the Purchase Price under the Repriced Transaction shall be such amount as shall, when multiplied by the Margin Ratio applicable to the Original Transaction, be equal to the Market Value of such Securities on the Repricing Date;

(vi)	the Repurchase Date, the Pricing Rate, the Margin Ratio and, subject as aforesaid, the other terms of the Repriced Transaction shall be identical to those of the Original Transaction;
(vii)

the obligations of the parties with respect to the delivery of the Purchased Securities and the payment of the Purchase Price under the Repriced Transaction shall be set off against their obligations with respect to the delivery of Equivalent Securities and payment of the Repurchase Price under the Original Transaction and accordingly only a net cash sum shall be paid by one party to the other. Such net cash sum shall be paid within the minimum period specified in sub-paragraph (g) above.

(l)

The adjustment of a Transaction (the “Original Transaction”) under this sub-paragraph shall be effected by the parties agreeing that on the date on which the adjustment is to be made (the “Adjustment Date”) the Original Transaction shall be terminated and they shall enter into a new Transaction (the “Replacement Transaction”) in accordance with the following provisions -

(i)	the Original Transaction shall be terminated on the Adjustment Date on such terms as the parties shall agree on or before the Adjustment Date;
(ii)

the Purchased Securities under the Replacement Transaction shall be such Securities as the parties shall agree on or before the Adjustment Date (being Securities the aggregate Market Value of which at the Adjustment Date is substantially equal to the Repurchase Price under the Original Transaction at the Adjustment Date multiplied by the Margin Ratio applicable to the Original Transaction);

(iii)	the Purchase Date under the Replacement Transaction shall be the Adjustment Date;
(iv)	the other terms of the Replacement Transaction shall be such as the parties shall agree on or before the Adjustment Date; and
(v)

the obligations of the parties with respect to payment and delivery of Securities on the Adjustment Date under the Original Transaction and the Replacement Transaction shall be settled in accordance with paragraph 6 within the minimum period specified in sub-paragraph (g) above.

5.	Income Payments

Unless otherwise agreed -

(a)

where: (i) the Term of a particular Transaction extends over an Income Payment Date in respect of any Securities subject to that Transaction; or (ii) an Income Payment Date in respect of any such Securities occurs after the Repurchase Date but before Equivalent Securities have been delivered to Seller or, if earlier, the occurrence of an Early Termination Date or the termination of the Transaction under paragraph 10(i) then Buyer shall on the date such Income is paid by the issuer transfer to or credit to the account of Seller an amount equal to (and in the same currency as) the amount paid by the issuer;

(b)

where Margin Securities are transferred from one party (“the first party”) to the other party (“the second party”) and an Income Payment Date in respect of such Securities occurs before Equivalent Margin Securities are transferred or a Cash Equivalent Amount is paid by the second party to the first party, the second party shall on the date such Income is paid by the issuer transfer to or credit to the account of the first party an amount equal to (and in the same currency as) the amount paid by the issuer;

and for the avoidance of doubt references in this paragraph to the amount of any Income paid by the issuer of any Securities shall be to an amount paid without any withholding or deduction for or on account of taxes or duties notwithstanding that a payment of such Income made in certain circumstances may be subject to such a withholding or deduction.

6.	Payment and Transfer
(a)

Unless otherwise agreed, all money paid hereunder shall be in immediately available freely convertible funds of the relevant currency. All Securities to be transferred hereunder (i) shall be in suitable form for transfer and shall be accompanied by duly executed instruments of transfer or assignment in blank (where required for transfer) and such other documentation as the transferee may reasonably request, or (ii) shall be transferred through any agreed book entry or other securities clearance system or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

(b)

Unless otherwise agreed, all money payable by one party to the other in respect of any Transaction shall be paid free and clear of, and without withholding or deduction for, any taxes or duties of whatsoever nature imposed, levied, collected, withheld or assessed by any authority having power to tax, unless the withholding or deduction of such taxes or duties is required by law. In that event, unless otherwise agreed, the paying party shall pay such additional amounts as will result in the net amounts receivable by the other party (after taking account of such withholding or deduction) being equal to such amounts as would have been received by it had no such taxes or duties been required to be withheld or deducted.

(c)

Unless otherwise agreed in writing between the parties, under each Transaction transfer of Purchased Securities by Seller and payment of Purchase Price by Buyer against the transfer of such Purchased Securities shall be made simultaneously and transfer of Equivalent Securities by Buyer and payment of Repurchase Price payable by Seller against the transfer of such Equivalent Securities shall be made simultaneously.

(d)

Subject to and without prejudice to the provisions of sub-paragraph 6(c), either party may from time to time in accordance with market practice and in recognition of the practical difficulties in arranging simultaneous delivery of Securities and money waive in relation to any Transaction its rights under this Agreement to receive simultaneous transfer and/or payment provided that transfer and/or payment shall, notwithstanding such waiver, be made on the same day and provided also that no such waiver in respect of one Transaction shall affect or bind it in respect of any other Transaction.

(e)

The parties shall execute and deliver all necessary documents and take all necessary steps to procure that all right, title and interest in any Purchased Securities, any Equivalent Securities, any Margin Securities and any Equivalent Margin Securities shall pass to the party to which transfer is being made upon transfer of the same in accordance with this Agreement, free from all liens (other than a lien granted to the operator of the clearance system through which the Securities are transferred), claims, charges and encumbrances.

(f)

Notwithstanding the use of expressions such as “Repurchase Date”, “Repurchase Price”, “margin”, “Net Margin”, “Margin Ratio” and “substitution”, which are used to reflect terminology used in the market for transactions of the kind provided for in this Agreement, all right, title and interest in and to Securities and money transferred or paid under this Agreement shall pass to the transferee upon transfer or payment, the obligation of the party receiving Purchased Securities or Margin Securities being an obligation to transfer Equivalent Securities or Equivalent Margin Securities.

(g)	Time shall be of the essence in this Agreement.
(h)

Subject to paragraph 10, all amounts in the same currency payable by each party to the other under any Transaction or otherwise under this Agreement on the same date shall be combined in a single calculation of a net sum payable by one party to the other and the obligation to pay that sum shall be the only obligation of either party in respect of those amounts.

(i)

Subject to paragraph 10, all Securities of the same issue, denomination, currency and series, transferable by each party to the other under any Transaction or hereunder on the same date shall be combined in a single calculation of a net quantity of Securities transferable by one party to the other and the obligation to transfer the net quantity of Securities shall be the only obligation of either party in respect of the Securities so transferable and receivable.

(j)

If the parties have specified in Annex I that this paragraph 6(j) shall apply, each obligation of a party under this Agreement (the “first party”) (other than an obligation arising under paragraph 10) is subject to the condition precedent that none of the events specified in paragraph 10(a) (Events of Default) shall have occurred and be continuing with respect to the other party.

7.	Contractual Currency
(a)

All the payments made in respect of the Purchase Price or the Repurchase Price of any Transaction shall be made in the currency of the Purchase Price (the “Contractual Currency”) save as provided in paragraph 10(d)(ii). Notwithstanding the foregoing, the payee of any money may, at its option, accept tender thereof in any other currency, provided, however, that, to the extent permitted by applicable law, the obligation of the payer to pay such money will be discharged only to the extent of the amount of the Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) for delivery within the customary delivery period for spot transactions in respect of the relevant currency.

(b)

If for any reason the amount in the Contractual Currency received by a party, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due and payable, the party required to make the payment will, as a separate and independent obligation, to the extent permitted by applicable law, immediately transfer such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

(c)

If for any reason the amount in the Contractual Currency received by a party exceeds the amount of the Contractual Currency due and payable, the party receiving the transfer will refund promptly the amount of such excess.

8.	Substitution
(a)

A Transaction may at any time between the Purchase Date and Repurchase Date, if Seller so requests and Buyer so agrees, be varied by the transfer by Buyer to Seller of Securities equivalent to the Purchased Securities, or to such of the Purchased Securities as shall be agreed, in exchange for the transfer by Seller to Buyer of other Securities of such amount and description as shall be agreed (“New Purchased Securities”) (being Securities having a Market Value at the date of the variation at least equal to the Market Value of the Equivalent Securities transferred to Seller).

(b)	Any variation under sub-paragraph (a) above shall be effected, subject to paragraph 6(d), by the simultaneous transfer of the Equivalent Securities and New Purchased Securities concerned.
(c)

A Transaction which is varied under sub-paragraph (a) above shall thereafter continue in effect as though the Purchased Securities under that Transaction consisted of or included the New Purchased Securities instead of the Securities in respect of which Equivalent Securities have been transferred to Seller.

(d)

Where either party has transferred Margin Securities to the other party it may at any time before Equivalent Margin Securities are transferred to it under paragraph 4 request the other party to transfer Equivalent Margin Securities to it in exchange for the transfer to the other party of new Margin Securities having a Market Value at the time at which the exchange is agreed at least equal to that of such Equivalent Margin Securities. If the other party agrees to the request, the exchange shall be effected, subject to paragraph 6(d), by the simultaneous transfer of the Equivalent Margin Securities and new Margin Securities concerned.

Where either or both of such transfers is or are effected through a settlement system in circumstances which under the rules and procedures of that settlement system give rise to a payment by or for the account of one party to or for the account of the other party, the parties shall cause such payment or payments to be made outside that settlement system, for value the same day as the payments made through that settlement system, as shall ensure that the exchange of Equivalent Margin Securities and new Margin Securities effected under this sub-paragraph does not give rise to any net payment of cash by either party to the other.

9.	Representations

Each party represents and warrants to the other that -

(a)

it is duly authorised to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and thereunder and has taken all necessary action to authorise such execution, delivery and performance;

(b)	it will engage in this Agreement and the Transactions contemplated hereunder (other than Agency Transactions) as principal;

(c)	the person signing this Agreement on its behalf is, and any person representing it in entering into a Transaction will be, duly authorised to do so on its behalf;
(d)

it has obtained all authorisations of any governmental or regulatory body required in connection with this Agreement and the Transactions contemplated hereunder and such authorisations are in full force and effect;

(e)

the execution, delivery and performance of this Agreement and the Transactions contemplated hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected;

(f)	it has satisfied itself and will continue to satisfy itself as to the tax implications of the Transactions contemplated hereunder;
(g)	in connection with this Agreement and each Transaction -
(i)

unless there is a written agreement with the other party to the contrary, it is not relying on any advice (whether written or oral) of the other party, other than the representations expressly set out in this Agreement;

(ii)

it has made and will make its own decisions regarding the entering into of any Transaction based upon its own judgment and upon advice from such professional advisers as it has deemed it necessary to consult;

(iii)	it understands the terms, conditions and risks of each Transaction and is willing to assume (financially and otherwise) those risks; and
(h)

at the time of transfer to the other party of any Securities it will have the full and unqualified right to make such transfer and that upon such transfer of Securities the other party will receive all right, title and interest in and to those Securities free of any lien (other than a lien granted to the operator of the clearance system through which the Securities are transferred), claim, charge or encumbrance.

On the date on which any Transaction is entered into pursuant hereto, and on each day on which Securities, Equivalent Securities, Margin Securities or Equivalent Margin Securities are to be transferred under any Transaction, Buyer and Seller shall each be deemed to repeat all the foregoing representations. For the avoidance of doubt and notwithstanding any arrangements which Seller or Buyer may have with any third party, each party will be liable as a principal for its obligations under this Agreement and each Transaction.

10.	Events of Default
(a)

If any of the following events (each an “Event of Default”) occurs in relation to either party (the “Defaulting Party”, the other party being the “non-Defaulting Party”) whether acting as Seller or Buyer -

(i)	Buyer fails to pay the Purchase Price upon the applicable Purchase Date or Seller fails to pay the Repurchase Price upon the applicable Repurchase Date; or
(ii)

if the parties have specified in Annex I that this sub-paragraph shall apply, Seller fails to deliver Purchased Securities on the Purchase Date or Buyer fails to deliver Equivalent Securities on the Repurchase Date, in either case within the standard settlement time for delivery of the Securities concerned; or

(iii)	Seller or Buyer fails to pay when due any sum payable under sub-paragraph (h) or (i) below; or
(iv)	Seller or Buyer fails to:
(A)

make a Margin Transfer within the minimum period in accordance with paragraph 4(g) or, in the case of an obligation to deliver Equivalent Margin Securities, either to deliver the relevant Equivalent Margin Securities or to pay Cash Margin in accordance with paragraph 4(h)(i) or to pay the Cash Equivalent Amount in accordance with paragraph 4(h)(ii);

(B)	where paragraph 4(i) applies, to provide margin in accordance with that paragraph; or
(C)	to pay any amount or to transfer any Securities in accordance with paragraphs 4(k) or (l); or
(v)	Seller or Buyer fails to comply with paragraph 5; or
(vi)	an Act of Insolvency occurs with respect to Seller or Buyer; or
(vii)	any representations made by Seller or Buyer are incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated; or
(viii)	Seller or Buyer admits to the other that it is unable to, or intends not to, perform any of its obligations hereunder or in respect of any Transaction; or
(ix)

Seller or Buyer being declared in default or being suspended or expelled from membership of or participation in, any securities exchange or suspended or prohibited from dealing in securities by any Competent Authority, in each case on the grounds that it has failed to meet any requirements relating to financial resources or credit rating; or

(x)

Seller or Buyer fails to perform any other of its obligations hereunder and does not remedy such failure within 30 days after notice is given by the non-Defaulting Party requiring it to do so, then sub-paragraphs (b) to (g) below shall apply.

(b)

If at any time an Event of Default has occurred and is continuing the non-Defaulting Party may, by not more than 20 days’ notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in Annex I with respect to the Defaulting Party, then an Early Termination Date in respect of all outstanding Transactions will occur at the time immediately preceding the occurrence with respect to the Defaulting Party of an Act of Insolvency which is the presentation of a petition for winding-up or any analogous proceeding or the appointment of a liquidator or analogous officer of the Defaulting Party.

(c)

If an Early Termination Date occurs, the Repurchase Date for each Transaction hereunder shall be deemed to occur on the Early Termination Date and, subject to the following provisions, all Cash Margin (including interest accrued) shall be repayable and Equivalent Margin Securities shall be deliverable and Cash Equivalent Amounts shall be payable, in each case on the Early Termination Date (and so that, where this sub-paragraph applies, performance of the respective obligations of the parties with respect to the delivery of Securities, the payment of the Repurchase Prices for any Equivalent Securities, the repayment of any Cash Margin and the payment of Cash Equivalent Amounts shall be effected only in accordance with the provisions of sub-paragraph (d) below).

(d)	(i)

The Default Market Values of the Equivalent Securities and any Equivalent Margin Securities to be transferred, the amount of any Cash Margin (including the amount of interest accrued) to be transferred and the Repurchase Prices and Cash Equivalent Amounts to be paid by each party shall be established by the non-Defaulting Party for all Transactions as at the Early Termination Date;

(ii)

on the basis of the sums so established, an account shall be taken (as at the Early Termination Date) of what is due from each party to the other under this Agreement (on the basis that each party’s claim against the other in respect of the transfer to it of Equivalent Securities or Equivalent Margin Securities under this Agreement equals the Default Market Value therefor and including amounts payable under paragraphs 10(g) and 12) and the sums due from one party shall be set off against the sums due from the other and only the balance of the account shall be payable (by the party having the claim valued at the lower amount pursuant to the foregoing). For the purposes of this calculation, all sums not denominated in the Base Currency shall be converted into the Base Currency at the Spot Rate; and

(iii)

as soon as reasonably practicable after effecting the calculation above, the non-Defaulting Party shall provide to the Defaulting Party a statement showing in reasonable detail such calculations and specifying the balance payable by one party to the other and such balance shall be due and payable on the Business Day following the date of such statement provided that, to the extent permitted by applicable law, interest shall accrue on such amount on a 360 day, 365 day or other day basis in accordance with the applicable market convention (or as otherwise agreed by the parties), for the actual number of days during the period from and including the Early Termination Date to, but excluding, the date of payment.

(e)

For the purposes of this Agreement, the “Default Market Value” of any Equivalent Securities or Equivalent Margin Securities shall be determined by the non-Defaulting Party on or as soon as reasonably practicable after the Early Termination Date in accordance with sub-paragraph (f) below, and for this purpose -

(i)

the “Appropriate Market” means, in relation to Securities of any description, the market which is the most appropriate market for Securities of that description, as determined by the non-Defaulting Party;

(ii)	“Deliverable Securities” means Equivalent Securities or Equivalent Margin Securities to be delivered by the Defaulting Party;
(iii)

“Net Value” means at any time, in relation to any Deliverable Securities or Receivable Securities, the amount which, in the reasonable opinion of the non-Defaulting Party, represents their fair market value, having regard to such pricing sources (including trading prices) and methods (which may include, without limitation, available prices for Securities with similar maturities, terms and credit characteristics as the relevant Equivalent Securities or Equivalent Margin Securities) as the non-Defaulting Party considers appropriate, less, in the case of Receivable Securities, or plus, in the case of Deliverable Securities, all Transaction Costs which would be incurred or reasonably anticipated in connection with the purchase or sale of such Securities;

(iv)	“Receivable Securities” means Equivalent Securities or Equivalent Margin Securities to be delivered to the Defaulting Party; and
(v)

“Transaction Costs” in relation to any transaction contemplated in paragraph 10(e) or (f) means the reasonable costs, commissions, fees and expenses (including any mark-up or mark-down or premium paid for guaranteed delivery) incurred or reasonably anticipated in connection with the purchase of Deliverable Securities or sale of Receivable Securities, calculated on the assumption that the aggregate thereof is the least that could reasonably be expected to be paid in order to carry out the transaction.

(f)	If -
(i)

on or about the Early Termination Date the non-Defaulting Party has sold, in the case of Receivable Securities, or purchased, in the case of Deliverable Securities, Securities which form part of the same issue and are of an identical type and description as those Equivalent Securities or Equivalent Margin Securities (regardless as to whether or not such sales or purchases have settled), the non-

Defaulting Party may elect to treat as the Default Market Value -
(A)

in the case of Receivable Securities, the net proceeds of such sale after deducting all reasonable costs, commissions, fees and expenses incurred in connection therewith (provided that, where the Securities sold are not identical in amount to the Equivalent Securities or Equivalent Margin Securities, the non-Defaulting Party may, acting in good faith, either (x) elect to treat such net proceeds of sale divided by the amount of Securities sold and multiplied by the amount of the Equivalent Securities or Equivalent Margin Securities as the Default Market Value or (y) elect to treat such net proceeds of sale of the Equivalent Securities or Equivalent Margin Securities actually sold as the Default Market Value of that proportion of the Equivalent Securities or Equivalent Margin Securities, and, in the case of (y), the Default Market Value of the balance of the Equivalent Securities or Equivalent Margin Securities shall be determined separately in accordance with the provisions of this paragraph 10(f)); or

(B)

in the case of Deliverable Securities, the aggregate cost of such purchase, including all reasonable costs, commissions, fees and expenses incurred in connection therewith (provided that, where the Securities purchased are not identical in amount to the Equivalent Securities or Equivalent Margin Securities, the non-Defaulting Party may, acting in good faith, either (x) elect to treat such aggregate cost divided by the amount of Securities sold and multiplied by the amount of the Equivalent Securities or Equivalent Margin Securities as the Default Market Value or (y) elect to treat the aggregate cost of purchasing the Equivalent Securities or Equivalent Margin Securities actually purchased as the Default Market Value of that proportion of the Equivalent Securities or Equivalent Margin Securities, and, in the case of (y), the Default Market Value of the balance of the Equivalent Securities or Equivalent Margin Securities shall be determined separately in accordance with the provisions of this paragraph 10(f));

(ii)

on or about the Early Termination Date the non-Defaulting Party has received, in the case of Deliverable Securities, offer quotations or, in the case of Receivable Securities, bid quotations in respect of Securities of the relevant description from two or more market makers or regular dealers in the Appropriate Market in a commercially reasonable size, using pricing methodology which is customary for the relevant type of security (as determined by the non-Defaulting Party) the non-Defaulting Party may elect to treat as the Default Market Value of such Securities -

(A)

the price quoted (or where a price is quoted by two or more market makers, the arithmetic mean of such prices) by each of them for, in the case of Deliverable Securities, the sale by the relevant market maker or dealer of such Securities or, in the case of Receivable Securities, the purchase by the relevant market maker or dealer of such Securities provided that such price or prices quoted may be adjusted in a commercially reasonable manner by the non-Defaulting Party (x) to reflect accrued but unpaid coupons not reflected in the price or prices quoted in respect of such securities and (y) in respect of any Pool Factor Affected Security, to reflect the realisable value of such Security, taking into consideration the Pool Factor Distortion (and for this purpose, “Pool Factor Affected Security” means a security other than an equity security in respect of which the decimal value of the outstanding principal divided by the original principal balance of such Security is less than one (as indicated by any pool factor applicable to such security), such circumstance a “Pool Factor Distortion”);

(B)

after deducting, in the case of Receivable Securities, or adding, in the case of Deliverable Securities the Transaction Costs which would be incurred or reasonably anticipated in connection with such a transaction; or

(iii)	if, acting in good faith the non-Defaulting Party either -
(A)	has endeavoured but been unable to sell or purchase Securities in accordance with sub-paragraph (i) above or to obtain quotations in accordance with sub-paragraph (ii) above (or both); or
(B)

has determined that it would not be commercially reasonable to sell or purchase Securities at the prices bid or offered or to obtain such quotations, or that it would not be commercially reasonable to use any quotations which it has obtained under sub-paragraph (ii) above, the non-Defaulting Party may determine the Net Value of the relevant Equivalent Securities or Equivalent Margin Securities (which shall be specified) and may treat such Net Value as the Default Market Value of the relevant Equivalent Securities or Equivalent Margin Securities.

(g)

The Defaulting Party shall be liable to the non-Defaulting Party for the amount of all reasonable and legal and other professional expenses incurred by the non-Defaulting Party in connection with or as a consequence of an Event of Default, together with interest thereon at the Applicable Rate or, in the case of an expense attributable to a particular Transaction, the Pricing Rate for the relevant Transaction if that Pricing Rate is greater than the Applicable Rate.

(h)	If Seller fails to deliver Purchased Securities to Buyer on the applicable Purchase Date Buyer may -
(i)	if it has paid the Purchase Price to Seller, require Seller immediately to repay the sum so paid;
(ii)	if Buyer has a Transaction Exposure to Seller in respect of the relevant Transaction, require Seller from time to time to pay Cash Margin at least equal to such Transaction Exposure;

(iii)

at any time while such failure continues, terminate the Transaction by giving written notice to Seller. On such termination the obligations of Seller and Buyer with respect to delivery of Purchased Securities and Equivalent Securities shall terminate and Seller shall pay to Buyer an amount equal to the excess of the Repurchase Price at the date of Termination over the Purchase Price.

(i)	If Buyer fails to deliver some or all Equivalent Securities to Seller on the applicable Repurchase Date Seller may -
(i)	if it has paid the Repurchase Price to Buyer, require Buyer immediately to repay the sum so paid;
(ii)	if Seller has a Transaction Exposure to Buyer in respect of the relevant Transaction, require Buyer from time to time to pay Cash Margin at least equal to such Transaction Exposure;
(iii)

at any time while such failure continues, by written notice to Buyer declare that that Transaction or part of that Transaction corresponding to the Equivalent Securities that have not been delivered (but only that Transaction or part of Transaction) shall be terminated immediately in accordance with sub-paragraph (c) above (disregarding for this purpose references in that sub-paragraph to transfer of Cash Margin, delivery of Equivalent Margin Securities and payment of Cash Equivalent Amount and as if references to the Repurchase Date were to the date on which notice was given under this sub-paragraph).

(j)	The provisions of this Agreement constitute a complete statement of the remedies available to each party in respect of any Event of Default.
(k)	Subject to paragraph 10(1), neither party may claim any sum by way of consequential loss or damage in the event of a failure by the other party to perform any of its obligations under this Agreement.
(l)	(i)

Subject to sub-paragraph (ii) below, if as a result of a Transaction terminating before its agreed Repurchase Date or a Forward Transaction terminating before its Purchase Date under paragraphs 10(b), 10(h)(iii) or 10(i)(iii), the non-Defaulting Party, in the case of paragraph 10(b), Buyer, in the case of paragraph 10(h)(iii), or Seller, in the case of paragraph 10(i)(iii), (in each case the “first party”) incurs any loss or expense in entering into replacement transactions or in otherwise hedging its exposure arising in connection with a Transaction so terminating, the other party shall be required to pay to the first party the amount determined by the first party in good faith and without double counting to be equal to the loss or expense incurred in connection with such replacement transactions or hedging (including all fees, costs and other expenses) less the amount of any profit or gain made by that party in connection with such replacement transactions or hedging; provided that if that calculation results in a negative number, an amount equal to that number shall be payable by the first party to the other party.

(ii)

If the first party reasonably decides, instead of entering into such replacement transactions, to replace or unwind any hedging transactions which the first party entered into in connection with the Transaction so terminating, or to enter into any replacement hedging transactions, the other party shall be required to pay to the first party the amount determined by the first party in good faith to be equal to the loss or expense incurred in connection with entering into such replacement or unwinding (including all fees, costs and other expenses) less the amount of any profit or gain made by that party in connection with such replacement or unwinding; provided that if that calculation results in a negative number, an amount equal to that number shall be payable by the first party to the other party.

(m)

Each party shall immediately notify the other if an Event of Default, or an event which, upon the service of a notice or the lapse of time, or both, would be an Event of Default, occurs in relation to it.

(n)

Any amount payable to one party (the Payee) by the other party (the Payer) under paragraph 10(d) may, at the option of the non-Defaulting Party, be reduced by its set off against any amount payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement between the Payee and the Payer or instrument or undertaking issued or executed by one party to, or in favour of, the other party. If an obligation is unascertained, the non-Defaulting Party may in good faith estimate that obligation and set off in respect of the estimate, subject to accounting to the other party when the obligation is ascertained. Nothing in this paragraph shall be effective to create a charge or other security interest. This paragraph shall be without prejudice and in addition to any right of set off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

11.	Tax Event
(a)	This paragraph shall apply if either party notifies the other that -
(i)	any action taken by a taxing authority or brought in a court of competent jurisdiction (regardless of whether such action is taken or brought with respect to a party to this Agreement); or
(ii)

a change in the fiscal or regulatory regime (including, but not limited to, a change in law or in the general interpretation of law but excluding any change in any rate of tax), has or will, in the notifying party’s reasonable opinion, have a material adverse effect on that party in the context of a Transaction.

(b)

If so requested by the other party, the notifying party will furnish the other with an opinion of a suitably qualified adviser that an event referred to in sub-paragraph (a)(i) or (ii) above has occurred and affects the notifying party.

(c)

Where this paragraph applies, the party giving the notice referred to in sub-paragraph (a) may, subject to sub-paragraph (d) below, terminate the Transaction with effect from a date specified in the notice, not being earlier (unless so agreed by the other party) than 30 days after the date of the notice, by nominating that date as the Repurchase Date.

(d)

If the party receiving the notice referred to in sub-paragraph (a) so elects, it may override that notice by giving a counter-notice to the other party. If a counter-notice is given, the party which gives the counter-notice will be deemed to have agreed to indemnify the other party against the adverse effect referred to in sub-paragraph (a) so far as relates to the relevant Transaction and the original Repurchase Date will continue to apply.

(e)

Where a Transaction is terminated as described in this paragraph, the party which has given the notice to terminate shall indemnify the other party against any reasonable legal and other professional expenses incurred by the other party by reason of the termination, but the other party may not claim any sum by way of consequential loss or damage in respect of a termination in accordance with this paragraph.

(f)

This paragraph is without prejudice to paragraph 6(b) (obligation to pay additional amounts if withholding or deduction required); but an obligation to pay such additional amounts may, where appropriate, be a circumstance which causes this paragraph to apply.

12.	Interest

To the extent permitted by applicable law, if any sum of money payable hereunder or under any Transaction is not paid when due, interest shall accrue on the unpaid sum as a separate debt at the greater of the Pricing Rate for the Transaction to which such sum relates (where such sum is referable to a Transaction) and Applicable Rate on a 360 day basis or 365 day basis in accordance with the applicable market convention (or as otherwise agreed by the parties), for the actual number of days during the period from and including the date on which payment was due to, but excluding, the date of payment.

13.	Single Agreement

Each party acknowledges that, and has entered into this Agreement and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and are made in consideration of each other. Accordingly, each party agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder.

14.	Notices and Other Communications
(a)	Any notice or other communication to be given under this Agreement -
(i)	shall be in the English language, and except where expressly otherwise provided in this Agreement, shall be in writing;
(ii)	may be given in any manner described in sub-paragraphs (b) and (c) below;

(iii)	shall be sent to the party to whom it is to be given at the address or number, or in accordance with the electronic messaging details, set out in Annex I.
(b)	Subject to sub-paragraph (c) below, any such notice or other communication shall be effective -
(i)	if in writing and delivered in person or by courier, on the date when it is delivered;
(ii)

if sent by facsimile transmission, on the date when the transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iii)	if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or
(iv)

if sent by Electronic Messaging System, on the date that electronic message is received; except that any notice or communication which is received, or delivery of which is attempted, after close of business on the date of receipt or attempted delivery or on a day which is not a day on which commercial banks are open for business in the place where that notice or other communication is to be given shall be treated as given at the opening of business on the next following day which is such a day.

(c)	If -
(i)	there occurs in relation to either party an Event of Default; and
(ii)

the non-Defaulting Party, having made all practicable efforts to do so, including having attempted to use at least two of the methods specified in sub-paragraph (b)(ii), (iii) or (iv) above, has been unable to serve a Default Notice by one of the methods specified in those sub-paragraphs (or such of those methods as are normally used by the non-Defaulting Party when communicating with the Defaulting Party), the non-Defaulting Party may sign a written notice (a “Special Default Notice”) which -

(A)	specifies the relevant event referred to in paragraph 10(a) which has occurred in relation to the Defaulting Party;
(B)	specifies the Early Termination Date designated in the Default Notice;
(C)

states that the non-Defaulting Party, having made all practicable efforts to do so, including having attempted to use at least two of the methods specified in sub-paragraph (b)(ii), (iii) or (iv) above, has been unable to serve a Default Notice by one of the methods specified in those sub-paragraphs (or such of those methods as are normally used by the non-Defaulting Party when communicating with the Defaulting Party); and

(D)	specifies the date on which, and the time at which, the Special Default Notice is signed by the non-Defaulting Party.

On the signature of a Special Default Notice the Early Termination Date shall occur as designated in the Default Notice. A Special Default Notice shall be given to the Defaulting Party as soon as practicable after it is signed.

(d)	Either party may by notice to the other change the address or facsimile number or Electronic Messaging System details at which notices or other communications are to be given to it.
15.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for Transactions. Each provision and agreement herein shall be treated as separate from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

16.	Non-assignability; Termination
(a)

Subject to sub-paragraph (b) below, neither party may assign, charge or otherwise deal with (including without limitation any dealing with any interest in or the creation of any interest in) its rights or obligations under this Agreement or under any Transaction without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

(b)	Sub-paragraph (a) above shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under paragraph 10(c) or (g) above.
(c)	Either party may terminate this Agreement by giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.
(d)	All remedies hereunder shall survive Termination in respect of the relevant Transaction and termination of this Agreement.
(e)

The participation of any additional member State of the European Union in economic and monetary union after 1 January 1999 shall not have the effect of altering any term of the Agreement or any Transaction, nor give a party the right unilaterally to alter or terminate the Agreement or any Transaction.

17.	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by, and interpreted in accordance with, the laws of England.

The English courts shall have exclusive jurisdiction in relation to all disputes (including claims for set-off and counterclaims) arising out of or in connection with this Agreement including, without limitation disputes arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, this Agreement and (ii) any non-contractual obligations arising out of or in connection with this Agreement. For such purposes, Buyer and Seller hereby irrevocably submit to the jurisdiction of the English courts and waive any objection to the exercise of such jurisdiction.

Party A hereby appoints the person identified in Annex I as its agent to receive on its behalf service of process in such courts. If such agent ceases to be its agent, Party A shall promptly appoint, and notify Party B of the identity of, a new agent in England. If Party A fails to appoint such an agent, Party A agrees that Party B shall be entitled to appoint one on behalf of Party A at the expense of Party A.

Party B hereby appoints the person identified in Annex I as its agent to receive on its behalf service of process in such courts. If such agent ceases to be its agent, Party B shall promptly appoint, and notify Party A of the identity of, a new agent in England. If Party B fails to appoint such an agent, Party B agrees that Party A shall be entitled to appoint one on behalf of Party B at the expense of Party B.

Each party shall deliver to the other, within 30 days of the date of this Agreement in the case of the appointment of a person identified in Annex I or of the date of the appointment of the relevant agent in any other case, evidence of the acceptance by the agent appointed by it pursuant to this paragraph of such appointment.

18.	No Waivers, etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such modification, waiver or consent shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to paragraph 4(a) hereof will not constitute a waiver of any right to do so at a later date.

19.	Waiver of Immunity

Each party hereto hereby waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding in the Courts of England or of any other country or jurisdiction, relating in any way to this Agreement or any Transaction, and agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

20.	Recording

The parties agree that each may electronically record all telephone conversations between them.

21.	Third Party Rights

No person shall have any right to enforce any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

PARTY A		PARTY B

UBS AG, London branch		BC PARTNERS LENDING CORPORATION

By:	/s/ Sergio Breton	By:	/s/ Edward Goldthorpe
Name:	Sergio Breton	Name:	Edward Goldthorpe
Title:	Director	Title:	Partner, BC Partners Credit
Date:		Date:	December 11, 2019

By:	/s/ Jennifer Gabrielson
Name:	Jennifer Gabrielson
Title:	Director
Date:

GMRA 2011

ANNEX I

Supplemental Terms or Conditions

The following terms and conditions supplement and are a part of the Global Master Repurchase Agreement dated the date hereof (the “Agreement”) between UBS AG, London Branch (“Party A”), a banking corporation organized under the laws of Switzerland, and BC PARTNERS LENDING CORPORATION (“Party B”), a corporation organized under the laws of the State of Maryland.  In the event of a conflict between provisions of this Annex I and the Agreement, the provisions of this Annex I shall govern.  Capitalized terms used but not defined shall have the meanings ascribed to them in the Agreement.

Paragraph references are to paragraphs in the Agreement.

1.	The following elections shall apply:
(a)	paragraph 1(c)(i). Buy/Sell Back Transactions may be effected under this Agreement, and accordingly the Buy/Sell Back Annex shall apply.
(b)	paragraph 1(c)(ii). Transactions in Net Paying Securities may be effected under this Agreement, and accordingly the provisions of sub-paragraphs (i) to (ii) below shall apply.
(i)	The phrase "other than equities and Net Paying Securities" shall be replaced by the phrase "other than equities".
(ii)

In the Buy/Sell Back Annex the following words shall be added to the end of the definition of the expression "IR": "and for the avoidance of doubt the reference to the amount of Income for these purposes shall be to an amount paid without withholding or deduction for or on account of taxes or duties notwithstanding that a payment of such Income made in certain circumstances may be subject to such a withholding or deduction".

(c)	paragraph 1(d). Agency Transactions may not be effected under this Agreement, and accordingly the Agency Annex shall not apply.
(d)	The following Annex(es) shall apply / not apply, as specified:
(i)	Transactions in gilt-edged securities may be effected under this Agreement and accordingly the Gilt Annex shall apply.
(ii)	Equity Transactions may not be effected under this Agreement and accordingly the Equity Annex shall not apply.
(ii)	Transactions in Italian Domestic Purchased Securities may be effected under this Agreement and accordingly the Italian Annex shall apply.
(iv)	Transactions in Japanese Securities may be effected under this Agreement and accordingly the Japanese Annex shall apply.
(e)	paragraph 2(e). The Base Currency shall be: United States Dollars ("USD").

(f)

paragraph 2(ee).  The pricing source for calculation of Market Value shall be: failing agreement, any generally accepted pricing source for the relevant Securities, which in the case of UK gilt-edged securities, shall include Tradeweb FTSE Gilt Closing Prices.

(g)	paragraph 2(p). Designated Office: Party A: London

                                                               Party B:        New York

(h)	paragraph 2(xx): Transaction Exposure method B.
(i)	paragraph 3(b). Both Seller and Buyer to deliver Confirmation.
(j)	paragraph 4(e). Unless otherwise agreed between the parties, Cash Margin may only be delivered in the following currencies:

Base Currency

Sterling

EUR

(k)	paragraph 4(f). Unless otherwise agreed between the parties at the time a margin call is made, the Interest Rate on Cash Margin shall be:

Fed Funds Effective for Base Currency

SONIA for Sterling

EONIA for EUR

Interest to be payable monthly.

(l)	paragraph 4(g). Delivery period for Margin Transfers shall be:

(1)in respect of Cash Margin, any Margin Securities or Equivalent Margin Securities denominated in USD same day if the call is made before 10 am (New York time) and if requested after such time on such Business Day, on the next Business Day; and

(2)in respect of Cash Margin, any Margin Securities or Equivalent Margin Securities denominated in any other currency, next Business Day if the call is made before 10 am (New York time), and if requested after such time on such Business Date, on the second next Business Day.

(m)

paragraph 6(j).  Paragraph 6(j) shall apply provided that it shall only apply to the events specified in sub-paragraphs 10(a)(i) and 10(a)(iii) to (xiii) (inclusive); provided, however, and without limiting the rights of a non-Defaulting Party under paragraph 10, a party’s right to suspend payments due to the condition precedent set forth in paragraph 6(j) with respect to an Event of Default shall only apply for a period not longer than 60 days after the non-Defaulting Party has received a Termination Request  (as defined below) from the Defaulting Party and provided further that the Defaulting Party shall promptly provide the non-Defaulting Party with such material information as it may reasonably request during such period.

For the purposes herein, a Termination Request shall mean a notice requesting that the non-Defaulting Party suspend its payment or delivery obligations for no longer than 60 days. A Termination Request may only be made and shall only be applicable at a time when the non-Defaulting Party is otherwise entitled to send a Default Notice under paragraph 10 of this Agreement, and nothing herein shall limit the non-Defaulting Party's right to send such Default Notice. Such Termination Request may only be delivered to the non-Defaulting Party after the non-Defaulting Party does not make a payment or delivery when due under this Agreement by reason of the condition precedent set forth in paragraph 6(j) not being satisfied. The Termination Request shall not be effective unless delivered in the manner set forth in paragraph 14 of the Agreement as if it was a notice under paragraph 10.

(n)	paragraph 9(g) is amended by deleting the word “and” at the end of sub-clause (iii), and including the following as an additional paragraph:

“References in this clause to a “party" shall, in the case of UBS AG and where the context so allows, include reference to any Affiliate of UBS AG, and”

(o)	paragraph 10(a)(ii). paragraph 10(a)(ii) shall not apply.
(p)

paragraph 10(b).  Automatic Early Termination shall apply with respect to Party A with respect to the occurrence of the following events only: the Opening of Bankruptcy (“Konkurseröffnung”) under Swiss law; the opening of Composition Proceedings (“Nachlassverfahren”) under Swiss law and shall not apply with respect to Party B.

(q)	paragraph 14. For the purposes of paragraph 14 of this Agreement -
(i)	Address for notices and other communications for Party A when acting through its London Branch:

Address:	5 Broadgate, London EC2M 2QS
Attention:	Documentation Unit / Legal Department
Telephone:	+44 20 7567 8000
Facsimile:	+44 20 7567 4406 / +44 20 7568 9257
(ii)	Address for notices and other communications for Party B:

For operational notices:

Address: 650 Madison Avenue, 23rd Floor, New York, NY 10022

Attention: Joseph Barillaro

Telephone: 212 796 1806

Email: Notices@bcpartners.com

For legal notices:

Simpson Thacher & Bartlett LLP

Address: 900 G Street, N.W., Washington, D.C. 20001

Attention: Christopher Healey

and to

Simpson Thacher & Bartlett LLP

Address: City Point, One Ropemaker Street, London EC2Y 9HU, England

Attention: Jason Glover

(r)	paragraph 17. For the purposes of paragraph 17 of this Agreement:
(i)	Party A appoints: not applicable; and
(ii)	Party B appoints: BC Partners LLP, 40 Portman Square, London W1H 6DA UK, F: +44 20 7009 4899, P: +44 20 7009 4800, Attention: Compliance Officer as its agent for service of process.
2.

The following supplemental terms and conditions shall apply. To the extent that these supplemental terms and conditions conflict with the provisions contained in the Agreement, the provisions contained in this paragraph 2 of Annex I shall prevail.

(a)	With effect from the date of this Agreement:
(i)	any existing repurchase agreements between the parties will be terminated.
(ii)	Unless otherwise agreed:
(A)	This Agreement will govern all outstanding Transactions between the parties;
(B)	The confirmation for each such Transaction will supplement and form part of this Agreement; and
(C)	All such confirmations, together with this Agreement, will constitute a single agreement.
(b)

Negative rate Transactions.  In the case of Transactions in which the Pricing Rate will be negative, the parties agree that if Seller fails to deliver the Purchased Securities on the Purchase Date then –

(i)	Buyer may by notice to Seller terminate the Transaction (and may continue to do so for every day that Seller fails to deliver the Purchased Securities); and
(ii)	for every day that Seller fails to deliver the Purchased Securities the Pricing Rate shall be zero.
(c)

Forward Transactions.  The parties agree that Forward Transactions (as defined in sub‑paragraph (i)(A) below) may be effected under this Agreement and accordingly the provisions of sub‑paragraphs (i) to (iv) below shall apply.

(i)	The following definitions shall apply –
(A)	"Forward Transaction", a Transaction in respect of which the Purchase Date is at least three Business Days after the date on which the Transaction was entered into and has not yet occurred;

(B)

"Forward Repricing Date", with respect to any Forward Transaction the date which is such number of Business Days before the Purchase Date as is equal to the minimum period for the delivery of margin applicable under paragraph 4(g).

(ii)

The Confirmation relating to any Forward Transaction may describe the Purchased Securities by reference to a type or class of Securities, which, without limitation, may be identified by issuer or class of issuers and a maturity or range of maturities.  Where this paragraph applies, the parties shall agree the actual Purchased Securities not less than two Business Days before the Purchase Date and Buyer or Seller (or both), as shall have been agreed, shall promptly deliver to the other party a Confirmation which shall describe such Purchased Securities.

(iii)	At any time between the Forward Repricing Date and the Purchase Date for any Forward Transaction the parties may agree either –
(A)	to adjust the Purchase Price under that Forward Transaction; or
(B)	to adjust the number of Purchased Securities to be sold by Seller to Buyer under that Forward Transaction.
(iv)

Where the parties agree to an adjustment under paragraph (iii) above, Buyer or Seller (or both), as shall have been agreed, shall promptly deliver to the other party a Confirmation of the Forward Transaction, as adjusted under paragraph (iii) above.

(d)	Where the parties agree that this paragraph shall apply, paragraphs 2 and 4 of the Agreement are amended as follows.
(i)	Paragraph 2(xx) is deleted and replaced by the following‑

"(xx)" Transaction Exposure" means -

(i)

with respect to any Forward Transaction at any time between the Forward Repricing Date and the Purchase Date, the difference between (A) the Market Value of the Purchased Securities at the relevant time and (B) the Purchase Price;

(ii)

with respect to any Transaction at any time during the period (if any) from the Purchase Date to the date on which the Purchased Securities are delivered to Buyer or, if earlier, the date on which the Transaction is terminated under paragraph 10(h), the difference between (A) the Market Value of the Purchased Securities at the relevant time and (B) the Repurchase Price at the relevant time;

(iii)

with respect to any Transaction at any time during the period from the Purchase Date (or, if later, the date on which the Purchased Securities are delivered to Buyer or the Transaction is terminated under paragraph 10(h)) to the Repurchase Date (or, if later, the date on which Equivalent Securities are delivered to Seller or the Transaction is terminated under paragraph 10(g)), the difference between (A) the Repurchase Price at the relevant time multiplied by the applicable Margin Ratio (or, where the Transaction relates to Securities of more than one description to which different Margin Ratios apply, the amount produced by multiplying the Repurchase Price attributable to Equivalent Securities of each such description by the applicable Margin Ratio and aggregating the resulting amounts, the Repurchase Price being for this purpose attributed to Equivalent Securities of each such description in the same proportions as those in which the Purchase Price was apportioned among the Purchased Securities) and (B) the Market Value of Equivalent Securities at the relevant time.

In each case, if (A) is greater than (B), Buyer has a Transaction Exposure for that Transaction equal to the excess, and if (B) is greater than (A), Seller has a Transaction Exposure to Buyer equal to the excess."

(ii)	In paragraph 4(c) ‑
(aa)

the words "any amount payable to the first party under paragraph 5 but unpaid" are deleted and replaced by "any amount which will become payable to the first party under paragraph 5 during the period after the time at which the calculation is made which is equal to the minimum period for the delivery of margin applicable under paragraph 4(g) or which is payable to the first party under paragraph 5 but unpaid"; and

(bb)

the words "any amount payable to the other party under paragraph 5 but unpaid" are deleted and replaced by "any amount which will become payable to the other party under paragraph 5 during the period after the time at which the calculation is made which is equal to the minimum period for the delivery of margin applicable under paragraph 4(g) or which is payable to the other party under paragraph 5 but unpaid".

(e)	Upon execution of this Agreement, each party shall deliver to the other evidence of signing authority and specimen signatures.

Additionally, with respect to the parties:

(i)Party B agrees to provide Party A with the following on the date of execution of the Agreement:  (A) a copy of its memorandum and articles of association or equivalent constitutive documents; (B) a copy of the board resolution authorizing its entry into this Agreement and the Transactions hereunder (or limited liability company agreement, as applicable); (C) a copy of its certificate of incorporation (or limited liability company certificate, as applicable); (D) a copy of the investment advisory agreement between Party B and the Investment Adviser; (E) evidence of the authority and true signatures of each official or representative signing this Agreement or, as the case may be, a Confirmation, on its behalf; and (F) such other similar documentation as Party A may reasonably request.

(ii)Party B agrees to provide Party A with the following at the time stated below: (A) quarterly unaudited financial statements within 60 days of each quarter-end; and (B) the annual audited financial statements of Party B within 90 days of the end of Party B’s financial year, provided, however, that Party B shall be deemed to have satisfied such delivery requirement by making such report available to the general public by publication thereof on its website or on the U.S. Securities and Exchange Commission EDGAR information retrieval system.

(iii)Party B agrees to provide Party A with the following tax document on or before the date of execution of the Agreement:  A duly completed and executed U.S. Internal Revenue Service Form W‑9.

(iv)Party A agrees to provide Party B with the following tax document on or before the date of execution of the Agreement: a) with respect to each Transaction that is entered into under this Agreement whereby Party A is acting as nominee on behalf of UBS Securities LLC, a person that is a “US person” as that term is defined under Section 7701(a)(30) of the Code, a duly completed and executed U.S. Internal Revenue Service Form W- 8IMY (or successor thereto) for UBS AG, together with any required withholding statements or schedules and a duly executed and completed U.S. Internal Revenue Service Form W-9 for UBS Securities LLC; and b) with respect to each other Transaction one duly executed and completed U.S. Internal Revenue Service Form W-8BEN-E (or any successor of such form).

(f)	Margin Transfer may not be required by either party unless its Net Exposure in respect of the other party is more than USD 100,000.
(g)	[Reserved].
(h)	Paragraph 2. The following additional definitions shall be included in Paragraph 2:

“Affiliate” means in relation to any person, any entity controlled, directly or indirectly by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person.  For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“Specified Entity” means (i) in relation to Party A, none and (ii) in relation to Party B, Great Lakes BCPL Funding Ltd.

“Specified Indebtedness” shall mean any obligation (whether present or future, contingent or otherwise as principal or surety or otherwise) in respect of any (a) borrowed money, (b) any transaction that would be a Specified Transaction but for the fact that it is between one party to this Agreement (or any applicable Specified Entity of such party) and any party other than the other party to this Agreement (or any applicable Specified Entity of such other party), or (c) commencing on and including the date hereof and ending on June 17, 2020, any obligation for payment in respect of loan commitments.

“Specified Transaction” means, (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between one party to this Agreement (or any applicable Specified Entity of such party) and the other party to this Agreement (or any applicable Specified Entity of such other party) which is not a Transaction under this Agreement but (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction, letters of credit reimbursement obligation, indebtedness for borrowed money (whether or not evidenced by a note or similar instrument), any transactions or obligations under any prime brokerage agreement or centrally cleared derivative agreements or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation; provided that Specified Transaction shall not include any transaction which is an indebtedness for borrowed money (whether or not evidenced by a note or similar instrument) of Great Lakes BCPL Funding Ltd.

“Threshold Amount” shall mean (i) in relation to Party A: an amount equal to 3% of the shareholder equity of Party A (howsoever described) as shown in its most recent annual audited financial statements; and (ii) in relation to Party B: the lesser of USD 10,000,000 (or the equivalent in any other currency or currencies) or an amount equal to 3% of the Net Asset Value.

“Net Asset Value” shall mean (1) USD 21,000,000 (or the equivalent in any other currency or currencies) initially and (2) on and after the filing of Party B’s Form 10-K for the fiscal year ending December 31, 2019 with the U.S. Securities and Exchange Commission EDGAR information retrieval system, the aggregate net asset value of Party B, as shown in its most recent quarterly or annual financial statements.

(i)	Additional Events of Default

The word "or" shall be added at the end of paragraph 10(a)(x) and the following paragraphs shall be inserted in paragraph 10(a) immediately after paragraph 10(a)(x):

“(xi)

the occurrence of a default, event of default or other similar condition or event (howsoever described) under any Specified Transaction between Party A or any Specified Entity of Party A and Party B or any Specified Entity of Party B and, after giving effect to any applicable notice requirement or grace period, results in a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction; or

(xii)

(1)      a default, event of default or other similar condition or event (howsoever described) in respect of (x) Party A or any Specified Entity of Party A or (y) Party B or any Specified Entity of Party B under one or more agreements or instruments relating to Specified Indebtedness of such entity in an aggregate amount of not less than the applicable Threshold Amount, which has resulted in such Specified Indebtedness becoming due and payable under such agreements or instruments before it would otherwise have been due and payable; or

(2)any failure by such entity to make one or more payments on their due dates under such agreements or instruments (after giving effect to any applicable grace period), in an aggregate amount not less than the applicable Threshold Amount; provided, however, that notwithstanding the foregoing, an Event of Default shall not occur under this paragraph 10(a)(xii) above if, as demonstrated to the reasonable satisfaction of the non-Defaulting Party, (a) the event or condition referred to in sub-paragraph 10(a)(xii)(1) or the failure to pay referred to in sub-paragraph 10(a)(xii)(2) is a failure to pay caused by an error or omission of an administrative or operational nature; and (b) funds were available to such party to enable it to make the relevant payment when due; and (c) such relevant payment is made within three Business Days following receipt of written notice from an interested party of such failure to pay.”

(xiii)if Party B shall fail to deliver the quarterly unaudited financial statements or annual audited financial statements on or before the required delivery date specified in Annex I, paragraph 2(e)(ii), and such failure is not remedied within two Business Days following notice from Party A.

(j)	[Reserved].
(k)	Governing Law - The existing provisions of paragraph 17 shall be deemed to constitute sub-paragraph 17(a) and a new sub-paragraph 17(b) shall be inserted as follows:

Any Affiliate of Party A, performing obligations under or in connection with this Agreement, shall be entitled to the benefits of and shall be subject to the terms of this paragraph 17.”

(l)	Third Party Rights - Paragraph 21 is hereby amended by inserting the words “Subject to paragraph 9(g) and paragraph 17(b)” at the beginning.
(m)	Counterparts.

This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission, by portable document file ("PDF") or other electronic file contained in an email and by electronic messaging system), each of which will be deemed an original.

(n)	paragraph 4(c)(iv) and 4(e)(v) of the Italian Annex for Domestic Purchased Securities shall be replaced with the following:

“the Pricing Rate shall be the market rate, on the day, as quoted on Telematico or as agreed between the parties on the day of the Replacement Transaction.”

(o)	New Paragraphs 22 and 23 shall be added as follows:
“22.	INTENT.
(a)

The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code as amended (the “Bankruptcy Code”) (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code.

(b)

It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 10 hereof, is a contractual right to liquidate such Transaction as described in Section 555 and 559 of the Bankruptcy Code.

(c)

The parties agree and acknowledge that if a party hereto is an “insured depository institution”, as such terms is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract”, as such term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)

It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as such term is defined in FDICIA).

23.	ACKNOWLEDGEMENTS.

The parties acknowledge that they have been advised that:

(a)

in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to Transactions hereunder;

(b)

in the case of Transactions in which one of the parties is a government securities broker or government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)

in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.”

(p)	Agency.

(i)As a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”), UBS Securities LLC (“UBSS”) as agent for each of Party A and Party B, will be responsible for effecting Transactions, transmitting confirmations and maintaining books and records of Transactions as required by Rule 15a-6 under the Securities Exchange Act of 1934, as amended.

(ii)UBSS is acting in connection with Transactions hereunder solely in its capacity as agent for Party A and Party B pursuant to instructions from Party A and Party B.  UBSS shall have no responsibility or personal liability to Party A and Party B to pay or perform any obligation hereunder, except for gross negligence or wilful misconduct by UBSS.  Each of Party A and Party B agrees to proceed solely against the other to collect or recover any amounts owing to it to enforce any of its right in connection with, or as a result of Transactions hereunder.

(iii)Any and all notices, demands or communications of any kind relating to Transactions hereunder between Party A and Party B shall be transmitted exclusively through UBSS.

(iv)The parties acknowledge that the Agreement shall not govern any repurchase transaction between (i) UBSS, acting in its individual capacity, and Party B or (ii) Party B and any entity other than Party A, regardless of whether UBSS is acting as agent for such other entity.

(q)

ISDA Resolution Stay Jurisdictional Modular Protocol - Swiss Jurisdictional Module.  The terms of the Swiss Jurisdictional Module and the ISDA Resolution Stay Jurisdictional Modular Protocol (each published by the International Swaps and Derivatives Association, Inc. and together, the "Swiss Stay Provisions") shall apply to this Agreement.  For purposes thereof, this Agreement shall be deemed a Covered Agreement and the terms of the Swiss Stay Provisions shall apply to this Agreement as if Party A is a Regulated Entity Counterparty and Party B is a Module Adhering Party with the Implementation Date deemed to be the date of this Agreement.  In the event of any inconsistencies between this Agreement and the Swiss Stay Provisions, the Swiss Stay Provisions will prevail.

(r)	Foreign Account Tax Compliance Act Provisions (FATCA)

Paragraph 2(a) is amended by the insertion of the following new definitions and   amendments to existing definitions:

"Code", the United States of America Internal Revenue Code 1986, as amended; and

"FACTA", Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor version that is substantively comparable), current of future regulations or official interpretations thereof, any agreement entered to pursuant to section 1471(b) of the Code, any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, or treaty or convention entered into in connection with the implementation of such Sections of the Code.

The definition of "Equivalent Securities" is amended as follows:

"Equivalent Securities", with respect to a Transaction, Securities equivalent to Purchased Securities under that Transaction. If and to the extent that such Purchased Securities have been redeemed, the expression shall mean a sum of money equivalent to the proceeds of the redemption (other than distributions), without taking into account any deduction or withholding imposed or collected in connection with FATCA that would not have been imposed but for Buyer's non-compliance with FATCA."

Paragraph 5 is deleted in its entirety and replaced as follows:

"Unless otherwise agreed

(a)

where: (i) the Term of a particular Transaction extends over an Income Payment Date in respect of any Securities subject to that Transaction; or (ii) an Income Payment Date in respect of any such Securities occurs after the Repurchase Date but before Equivalent Securities have been delivered to Seller, or, if earlier, the occurrence of an Early Termination Date or the termination of the Transaction under paragraph 10(i) then Buyer shall on the date such Income is paid by the issuer transfer to or credit to the account of Seller an amount equal to (and in the same currency as) the amount paid by the issuer;

(b)

where Margin Securities are transferred from one party (the "First Party") to the other party (the "Second Party") and an Income Payment Date in respect of such Securities occurs before Equivalent Margin Securities are transferred by the Second Party to the First Party, the Second Party shall on the date such Income is paid by the issuer transfer to or credit to the account of the First Party an amount equal to (and in the same currency as) the amount paid by the issuer, and for the avoidance of doubt referenced in this paragraph to the amount of Income paid by the issuer of any Securities shall be to an amount paid without any withholding or deduction for or on account of taxes or duties notwithstanding that a payment of such Income made in certain circumstances may be subject to withholding or deduction, except, where a withholding or deduction for or on account of taxes or duties has been imposed under FATCA, to the extent an equivalent or greater amount of withholding or deduction for or on account of taxes or duties would have been imposed under FATCA in respect of Income paid by the issuer on such Securities (or Margin Securities, as applicable) had the Seller (or the First Party, as applicable) retained the Securities (or the Margin Securities, as applicable)."

Paragraph 6(b) is deleted in its entirety and replaced as follows:

(i)Unless otherwise agreed, all money payable by one party to the other in respect of any Transaction shall be paid free and clear of, and without withholding or deduction for, any taxes or duties of whatsoever nature imposed, levied, collected, withheld or assessed by any authority having power to tax unless the withholding or deduction of such taxes or duties is required by law. In that event, unless otherwise agreed, the paying party shall pay such additional amounts as will result in the net amounts receivable by the other party (after taking account of such withholding or deduction including such withholdings or deductions applicable to such additional sums payable under this paragraph) being equal to such amounts as would have been received by it had no such taxes or duties been required to be withheld or deducted. For the avoidance of doubt, the reference to "law" in this paragraph includes FATCA. However, no additional amounts shall be payable by the paying party to the other party under this sub-paragraph (b)(i) to the extent that such tax is imposed or collected under FATCA.

(ii)If the paying party is required to make a withholding or deduction under FATCA but does not so withhold or deduct, and a liability resulting from such tax is assessed directly against the paying party, then, except to the extent the other party has satisfied or then satisfies the liability resulting from such tax, the other party will promptly pay to the paying party the amount of such liability (including any related liability for interest, but including any related liability for penalties only to the extent provided in sub-paragraph b(iii)).  No payment under this sub-paragraph (b)(ii) is required to be made to the extent that the relevant liability arises from any gross negligence or willful misconduct of the paying party as finally determined by a court of competent jurisdiction.

(iii)The amount of related liability for penalties shall only be payable to the paying party under sub-paragraph (b)(ii) where such penalties become due because the other party has failed to provide appropriate tax forms as required herein.

The following new paragraph 6(k) is inserted as follows:

(k)

If at any time the First Party is required to remit an amount of tax to the IRS with respect to a payment under a Transaction in connection with FATCA, then without duplication of any amount the First Party has deducted on account of such tax from any amount previously paid to the Second Party pursuant to the Transaction, the Second Party shall be required to pay to the First Party an amount equal to that amount of tax on the payment date on which a payment giving rise to remittance required under FATCA occurs. Upon the reasonable request of the Second Party with respect to any payment date, the First Party will supply to the Second Party computations setting forth in reasonable detail the amount payable on such payable date pursuant to the preceding sentence.

The following new paragraph 6(l) is inserted as follows:

(l)

For the avoidance of doubt, the imposition of any withholding or deduction pursuant to or on account of FATCA on any amounts paid or received under a Transaction shall not be treated as an Event of Default under paragraph 10 or as a material adverse effect that could cause a Tax Event under paragraph 11, even if such imposition results in either party receiving amounts that differ materially from the amount that the party would have otherwise received if no such withholding or deduction were imposed.

The following new sub-paragraph 10(f)(iv) is inserted as follows:

(iv)

The Default Market Value determined pursuant to sub-paragraphs (i), (ii) or (iii) above shall not take into account any deduction or withholding imposed or collected (or that would be imposed or collected) in connection with FATCA that would not be imposed but for the non-Defaulting Party's non-compliance with FACTA.

(s)	The following additional paragraph 9(A), subsections (i) and (ii) shall be inserted:

9(A). Additional Representations and Notice.

(i)      Party B Representations.  Party B represents and warrants on and as of the date hereof and on and as of each date this Agreement or any Transaction remains outstanding:

(A)       No ERISA Funds.  The assets of Party B do not include “plan assets” within the meaning of Section 3(42) of ERISA, and Party B is not otherwise subject to Title I of ERISA or Section 4975 of the Code.

(B)       No Governmental Plan Funds.  The assets of Party B do not include the assets of any “governmental plan” within the meaning of Section 3(32) of ERISA, and Party B is not otherwise subject to any law, rule, regulation, or restriction governing the investment of the assets of such plans.

(ii)      Notice of Increase of Constituent Plan Investment. Party B agrees to notify Party A promptly if any time it learns or discovers facts at variance with the foregoing representations and warranties.

(t)

Further Representations of Party B.  In addition to its representations under Paragraph 9, Party B represents to Party A (which representations will be deemed to be repeated by Party B on each date on which a Transaction is entered into) with respect to any Transaction where the Investment Adviser enters into a Transaction on behalf of Party B that:

(i)

It has appointed BC PARTNERS ADVISORS L.P. (the “Investment Adviser”) to act as its agent under this Agreement and in respect of each Transaction entered into on its behalf by the Investment Adviser (each a “Agency Transaction”) Party B has delegated to the Investment Adviser all powers necessary for the Investment Adviser to act on behalf of Party B under this Agreement and each Agency Transaction in every and all respects.

(ii)

That any person, including the Investment Adviser or the person representing the Investment Adviser, signing the Agreement on behalf of Party B is, and any person, including the Adviser or the person representing the Investment Adviser, representing it in entering into any such Transaction, is duly authorised to do so on its behalf.

(u)

Further Agreements of Party B.   Party B agrees with Party A that, so long as either party has or may have any obligations under this Agreement with respect to any Transaction where the Investment Adviser enters into a Transaction on behalf of Party B:

(i)	Any amounts payable by Party A under this Agreement shall be deemed satisfied when paid to an account as instructed by the Investment Adviser.
(ii)

Party A may continue to act in all respects under this Agreement with the Investment Adviser and on the  Investment Adviser’s instructions until such time as Party A has been notified by Party B in writing that with effect from the date so specified in the notice, which date must be at least five Local Business Days following receipt of such notice by Party A, that there has been a change in, limitation of, remission of all or any of the powers of the Investment Adviser to act on behalf of Party B.

(iii)

Party B shall be bound as principal of any such Agency Transaction entered into or purported to be entered into by the Investment Adviser as agent for Party B notwithstanding any lack of power or authority of the Investment Adviser or the person representing the Investment Adviser in entering into any such Agency Transaction.

(v)

Termination of Investment Adviser Relationship. If Investment Adviser is acting on behalf of Party B in respect of any Transaction, Party B agrees to notify Party A immediately in the event that the business relationship with the Investment Adviser with Party B is terminated.  Except as otherwise stated herein, each party shall be entitled to rely upon any oral or written notices and instructions reasonably believed to be originated from the other party hereto or its duly authorized agent (including, in the case of Party B, the Investment Adviser) and shall not incur any liability to the other party in acting in accordance with such notices and instructions.

[signature page follows]

PARTY A		PARTY B

UBS AG, London branch		BC PARTNERS LENDING CORPORATION

By:	/s/ Sergio Breton	By:	/s/ Edward Goldthorpe
Name:	Sergio Breton	Name:	Edward Goldthorpe
Title:	Director	Title:	Partner- BC Partners Credit
Date:		Date:	December 11, 2019

By:	/s/ Jennifer Gabrielson
Name:	Jennifer Gabrielson
Title:	Director
Date:

2011 GMRA - ANNEX II

Form of Confirmation

To: ____________________________

From: __________________________

Date: ___________________________

Subject:           [Repurchase][Buy/Sell]*Transaction

                        (Reference Number:                     )

Dear Sirs,

The purpose of this [letter]/[facsimile//[telex], a "Confirmation" for the purposes of the Agreement,  is to set forth the terms and conditions of the above repurchase transaction entered into between us on the Contract Date referred to below.

This Confirmation supplements and forms part of, and is subject to, the Global Master Repurchase Agreement as entered into between us as of [  ] as the same may be amended from time to time (the "Agreement").  All provisions contained in the Agreement govern this Confirmation except as expressly modified below.  Words and phrases defined in the Agreement and used in this Confirmation shall have the same meaning herein as in the Agreement.

1.	Contract Date:
2.	Purchased Securities [state type[s] and nominal value[s]]:
3.	CUSIP, ISIN or other identifying number[s]:
4.	Buyer:
5.	Seller:
6.	Purchase Date:
7.	Purchase Price:
8.	Contractual Currency:
[9.	Repurchase Date]:*
[10.	Terminable on demand]:*
11.	Pricing Rate:
[12.	Sell Back Price:]
13.	Buyer's Bank Account[s] Details:
14.	Seller's Bank Account[s] Details:
[15.	The Transaction is an Agency Transaction. [Name of Agent] is acting as agent for [name or identifier of Principal]]:*
[16.	Additional Terms]]:*

Yours faithfully,

* Delete as appropriate

EXECUTION VERSION

Confirmation in respect of Repurchase Transaction

December 16, 2019

To:	BC Partners Lending Corporation

Address: 650 Madison Avenue

23rd Floor

New York, NY 10022

Attention: Joseph Barillaro

Telephone: 212 796 1806

Email: Notices@bcpartners.com

From:	UBS AG, London Branch

Dear Sirs,

The purpose of this confirmation (this "Confirmation") is to set forth the terms and conditions of the above-referenced repurchase transaction between BC Partners Lending Corporation ("Seller") and UBS AG, London Branch ("Buyer", and "Party" shall mean either Seller or Buyer), on the Trade Date specified below (the "Transaction").  This Confirmation evidences the Transaction (replacing the form of Confirmation required by Annex II to the Agreement which shall not apply to the Transaction) and forms a binding agreement between Seller and Buyer as to the terms of the Transaction.

This Confirmation supplements, forms part of, and is subject to the SIFMA/ICMA Global Master Repurchase Agreement (2011 version), dated as of December 12, 2019, between Seller and Buyer, together with the Annex(es) thereto (as supplemented, amended or otherwise modified from time to time, the "Agreement").

All provisions contained or incorporated by reference in the Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between the provisions of the Agreement and this Confirmation, this Confirmation will prevail. In this Confirmation, defined words and expressions shall have the same meaning as in the Agreement unless otherwise defined in this Confirmation, in which case terms used in this Confirmation shall take precedence over terms used in the Agreement.

1 General Terms
Seller:	BC Partners Lending Corporation
Buyer:	UBS AG, London Branch
Calculation Agent:

UBS AG, London Branch, unless an Event of Default has occurred and is continuing with respect to UBS AG, London Branch, in which case Seller shall be entitled to select an independent third party, which must be a leading non-affiliated dealer in the relevant market, to act as Calculation Agent (a “Substitute Calculation Agent”).

The Calculation Agent shall perform all determinations and calculations hereunder in good faith and in a commercially reasonable manner. For the purpose of making any determination or calculation hereunder, the Calculation Agent may rely on any information or notice delivered by a third party to the extent such information or notice from a third party is contemplated by, or required to derive any of the determinations or calculations under, the Agreement.

Trade Date:	December 16, 2019.
Purchase Date:

(a)         December 18, 2019 (the "Initial Purchase Date"); and

(b)         each date on which a Ramp-Up Period DWAC Increase occurs (each such date, a "Ramp-Up Purchase Date"); provided that, for the avoidance of doubt, a Ramp-Up Purchase Date must occur during the Ramp-Up Period.

Repurchase Date:	December 19, 2022, subject to adjustment in accordance with the Business Day Convention, as such date may be accelerated as provided herein and in the Agreement.
Ramp-Up Period:

The period commencing on and including the Initial Purchase Date and ending on and including the earliest of (a) the date on which the aggregate Purchase Price is equal to the initial Maximum Aggregate Purchase Price, (b) the first date on which a Voluntary Prepayment occurs, and (c) the scheduled Repurchase Date.

Facility Period:	The period commencing on and including the Initial Purchase Date and ending on and including the Facility Period End Date.
Purchased Securities:

(a)         On the Initial Purchase Date, Seller shall transfer to Buyer Purchased Securities comprising Class A Notes having a stated face amount of USD 76,923,077 and an initial funded outstanding principal amount of USD 30,769,231 in exchange for the payment by Buyer of the Initial Purchase Price.

(b)         On each Ramp-Up Purchase Date, (i) the funded outstanding principal amount of the Purchased Securities held by Buyer shall be increased by the amount of the applicable Ramp-Up Period DWAC Increase in exchange for the payment by Buyer of the applicable Agreed RUPD Purchase Price on such date and (ii) Buyer shall be deemed to have purchased a funded principal amount of the Purchased Securities already held by it as a result of the transfer on the Initial Purchase Date in the amount of such Ramp-Up Period DWAC Increase in exchange for the payment by Buyer of the applicable Agreed RUPD Purchase Price on such Ramp-Up Purchase Date.

Purchase Price:

For the purposes of the Agreement (including Paragraph 3(c) of the Agreement), "Purchase Price" means, on any date of determination:

(a)         with respect to the Purchased Securities transferred to Buyer on the Initial Purchase Date, USD 20,000,000 (the "Initial Purchase Price"); and

(b)         with respect to each Ramp-Up Purchase Date, the amount requested by Seller no less than five Business Days in advance of such Ramp-Up Purchase Date (with respect to such Ramp-Up Purchase Date, the "Agreed RUPD Purchase Price"),

provided that:

(i)         the aggregate Purchase Price may from time to time be reduced pursuant to the operation of the "Purchase Price Reduction" provisions herein;

(ii)         the Agreed RUPD Purchase Price requested by Seller for any Ramp-Up Purchase Date:

2

(A)         must not result in a Borrowing Base Deficiency immediately after giving effect to the payment by Buyer of such Agreed RUPD Purchase Price (as determined and confirmed in writing by Buyer, acting in a commercially reasonable manner, prior to such Ramp-Up Purchase Date);

(B)         must not result in the aggregate Purchase Price funded by Buyer hereunder (after giving effect to the payment by Buyer of such Agreed RUPD Purchase Price and determined, for the avoidance of doubt, without regard to any reductions thereto pursuant to the operation of the "Purchase Price Reduction" provisions herein) exceeding the initial Maximum Aggregate Purchase Price;

(C)         [reserved]

(D)         must not be less than USD 3,250,000, increments of USD 325,000 in excess thereof (or such lesser amounts as may be agreed by Buyer and Seller), provided that, in the case of the final Ramp-Up Period DWAC Increase, the Agreed RUPD Purchase Price requested by Seller may be equal to such other amount as is necessary for the aggregate “Purchase Price” under (and as defined in) this Confirmation to be equal to the initial Maximum Aggregate Purchase Price on the last day of the Ramp-Up Period (or if such day is not a Business Day, the last Business Day immediately preceding such day);

(iii)         (A) in the case of any final Ramp-Up Period DWAC Increase that results in the aggregate Purchase Price being equal to the initial Maximum Aggregate Purchase Price, immediately after giving effect to the payment by Buyer of such Agreed RUPD Purchase Price, (1) the Senior Asset Coverage Ratio must be greater than or equal to 167% and (2) the asset coverage ratio of Seller must be greater than or equal to 150% as determined under the Investment Company Act of 1940, as amended, for purposes of “business development companies” (as defined in Section 2(a)(48) of such Act) or (B) in the case of any other Ramp-Up Period DWAC Increase (immediately after giving effect to the payment by Buyer of such Agreed RUPD Purchase Price), the Ramp-Up Asset Coverage Ratio must be greater than or equal to 200%; and

(iv)         the effectiveness of such request shall be subject to the condition precedent that (x) (1) no Event of Default with respect to Seller as the Defaulting Party, (2) Mandatory Prepayment Event, (3) Borrowing Base Deficiency (determined without giving effect to the payment by Buyer of such Agreed RUPD Purchase Price), or (4) Accelerated Termination Event has occurred and is continuing, and (y) the sum of the Aggregate Principal Balance of all of the Portfolio Assets that are Eligible Participation Interests as of the relevant Ramp-Up Purchase Date shall not exceed 15% of the Aggregate Portfolio Par Value as of the relevant Ramp-Up Purchase Date.

Maximum Aggregate Purchase Price:	USD 50,000,000; provided that the Maximum Aggregate Purchase Price shall be reduced by the amount of any Voluntary Partial Prepayment.

3

Repurchase Price:

With respect to each Purchased Security, the Purchase Price for such Purchased Security as of the relevant Repurchase Date, as such amount may from time to time be reduced by a Voluntary Partial Prepayment pursuant to the operation of the "Purchase Price Reduction" provisions herein; in which case, for the avoidance of doubt, Purchase Price will be reduced by the Prepayment Amount in respect of such Voluntary Partial Prepayment.

For the avoidance of doubt, there shall be no Price Differential incorporated into the Repurchase Price and all references to Price Differential and Pricing Rate are hereby deleted from the Agreement. In lieu of Price Differential, Seller shall be obligated to pay the Transaction Fee Amounts to Buyer as set forth herein. For the avoidance of doubt, paragraphs 2(kk), 2(ll) and 2(rr) of the Agreement shall not apply to the Transaction.

Termination of Transaction:

Subject to paragraphs 10 and 11 of the Agreement and the Parties' rights with respect to a Regulatory Event and as otherwise set forth in this Confirmation, unless the Parties otherwise agree, the Transaction shall not be terminable on demand by either Party.

Purchase Price Reduction:

(a)         At any time after the Facility Period End Date, Seller may elect to prepay all or a portion of the Repurchase Price of the Purchased Securities upon at least three Business Days' prior written notice to Buyer, any prepayment under this clause (a), a "Voluntary Prepayment", any prepayment of all of the then-outstanding Repurchase Price under this clause (a), a "Voluntary Full Prepayment" and any prepayment of a portion of the then-outstanding Repurchase Price under this clause (a), a "Voluntary Partial Prepayment"); provided that:

(i)          a Voluntary Partial Prepayment may only be elected if a portion of the Purchased Securities have been redeemed by the Issuer for cash in the form of USD on or prior to the related Prepayment Date (as defined below) and the portion of the Purchased Securities to be repurchased shall be those which have been redeemed and in an amount not in excess of the Current Redeemed Amount; and

(ii)          no prepayment election may be made by Seller unless, immediately after giving effect to the relevant Voluntary Prepayment, (A) no Borrowing Base Deficiency will occur or be continuing and (B) all of the Borrowing Base Portfolio Criteria will be satisfied.

(b)         If a Mandatory Prepayment Event has occurred and is continuing with respect to the Purchased Securities, Buyer may upon at least three Business Days' prior written notice to Seller require Seller to prepay the entire Repurchase Price of the Purchased Securities (a "Mandatory Prepayment").

Each written notice delivered by Seller under clause (a) above or by Buyer under clause (b) above shall designate the date on which such prepayment is to be effective (each a "Prepayment Date"). For purposes of any Prepayment Date relating to a Voluntary Partial Prepayment, the "Prepayment Amount" shall be an amount equal to the product of (x) the Advance Percentage applicable to Cash (as specified in the Indenture) and (y) the Current Redeemed Amount and in the case of a Voluntary Full Prepayment, the "Prepayment Amount" shall be an amount equal to the Repurchase Price.

4

Subject to the “Failure to Deliver Equivalent Securities” provisions below and the timing specified therein, on each Prepayment Date:

(A)         Buyer shall transfer to Seller or its agent Equivalent Securities, which, in the case of a Voluntary Partial Prepayment or a Voluntary Full Prepayment occurring after redemption of the Notes, shall be in the form of USD cash in an amount equal to the Current Redeemed Amount;

(B)         Seller shall pay the related Prepayment Amount to Buyer;

(C)         Seller shall pay the related Breakage Amount (if any) to Buyer; and

(D)         with respect to a Voluntary Partial Prepayment, for each Purchased Security that is the subject of such prepayment, the Repurchase Price for such Purchased Security immediately after giving effect to such prepayment shall be equal to (x) the Repurchase Price thereof immediately prior to such prepayment minus (y) the related Prepayment Amount for such Purchased Security.

For purposes of the foregoing, amounts payable by Buyer and Seller under (A), (B) and (C) above shall be netted.

Current Redeemed Amount:

With respect to any Prepayment Date relating to a Voluntary Partial Prepayment or a Voluntary Full Prepayment occurring after redemption in full of the Notes, an amount in USD determined by the Calculation Agent equal to the aggregate amount actually received by the holder of the Purchased Securities from the Issuer as a principal redemption payment in respect of the Purchased Securities on or prior to such Prepayment Date that has not previously been delivered by Buyer to Seller as Equivalent Securities.

Mandatory Prepayment Event:

It shall constitute a Mandatory Prepayment Event with respect to Seller if, after giving effect to all applicable notice requirements and grace periods, an Indenture Event of Default occurs and the maturity of the Purchased Securities is accelerated pursuant to Section 5.2 of the Indenture.

Accelerated Termination Event:

Either Party may at any time following the occurrence of a Regulatory Event (an "Accelerated Termination Event") terminate the Transaction under this Confirmation (or, if the relevant Regulatory Event affects only a portion of the Transaction, only such portion of the Transaction may be terminated) by notifying the other Party of an early Repurchase Date for the Transaction, which Repurchase Date shall not be earlier (unless so agreed by Buyer and Seller) than 10 calendar days after the date of such notice (or such lesser period as may be necessary for Buyer or Seller, as applicable, to comply with its obligations under applicable laws and regulations arising as a result of such Regulatory Event).

Upon knowledge of any Regulatory Event that may occur, Buyer and Seller shall negotiate in good faith to enter into one or more financing transactions with substantially the same terms as the Transaction under this Confirmation.

5

Regulatory Event:

With respect to a Party, an event which shall occur if, at any time, (a) such Party determines, in its good faith commercially reasonable discretion, based on advice of counsel (which may be internal counsel), that as a result of a change in law after the date hereof, including without limitation, a change in the relevant court’s or regulator’s interpretation of any law, rule or regulation, its entry into or performance of its obligations or exercise of its rights under the transactions contemplated by this Confirmation and the Agreement (including, without limitation, its obligation to purchase the Purchased Securities ) violates any law, rule or regulation applicable to it or (b) any applicable Governmental Authority informs such Party that its involvement in such transactions violates, or will within 30 calendar days (or, if Buyer is terminating similar transactions with similarly situated counterparties based on such future violation, such longer period as will result in Buyer terminating the Transaction no earlier than any such similar transaction) result in a violation of, any law, rule or regulation applicable to it, in each case after taking commercially reasonable steps to avoid such event based on prevailing circumstances applicable to it.

Paragraph 6(h):

Paragraph 6(h) shall be amended by deleting the words "Subject to paragraph 10," at the beginning thereof such that, for the avoidance of doubt, such paragraph applies with respect to all payment obligations arising out of the occurrence of a Voluntary Partial Prepayment, Voluntary Full Prepayment or an early Repurchase Date (including, as a result of an Accelerated Termination Event, and including, without limitation, payment obligations in respect of Income that have accrued on or prior to the relevant date), provided that the foregoing shall be without prejudice to the exercise of any set-off pursuant to paragraphs 10(d)(ii) or 10(n) of the Agreement.

Failure to Deliver Equivalent Securities:

In respect of the Transaction, this provision (Failure to Deliver Equivalent Securities) shall apply in lieu of paragraph 10(i) of the Agreement in relation solely to Buyer's obligations to deliver Equivalent Securities on any Prepayment Date relating to a Voluntary Full Prepayment that is not the result of a redemption in full of the Class A Notes, and any reference in the Agreement to paragraph 10(i) of the Agreement in respect of Buyer's obligations with respect to the Class A Notes on such a Prepayment Date shall be deemed to be a reference to this provision (Failure to Deliver Equivalent Securities).

It is acknowledged by each of the Parties hereto that the Class A Notes are unique assets, and that accordingly no asset other than the Purchased Securities will qualify as Equivalent Securities.

Notwithstanding anything to the contrary in paragraph 10 of the Agreement or otherwise in the Agreement or this Confirmation and without duplication of the Cure Period provisions below, if Buyer (the "Transferor") fails to deliver to Seller (the "Transferee") any Purchased Security (an "Unavailable Asset") by the time (the "Due Date") required under the Transaction or within such other period as may be agreed in writing by the Transferor and the Transferee (such failure, a "Transfer Failure"):

(a)         the Transferor, acting in good faith and a commercially reasonable manner, shall try for a period of 30 calendar days (or such lesser period as may remain until the scheduled Repurchase Date) from the day following the Due Date in respect of the Unavailable Asset (the last day of such period, the "Transfer Cut-Off Date"; provided that the latest possible Transfer Cut-Off Date shall be the scheduled Repurchase Date) to obtain such Unavailable Asset;

6

(b)         if the Transferor obtains any Unavailable Asset on or prior to the Transfer Cut-Off Date, the Transferor shall promptly give notice to the Transferee of its ability to deliver such Unavailable Asset and shall (subject to the Transferee paying the Prepayment Amount to the Transferor (which may be for a second time if the Prepayment Amount has previously been returned to the Transferee by the Transferor pursuant to clause (d) below)) transfer such Unavailable Asset to the Transferee on the third Business Day following the day on which the Transferor delivers such notice in settlement of the relevant Transfer Failure;

(c)         if any Unavailable Asset is redeemed in full or in part by the relevant issuer prior to the Transfer Cut-Off Date, then either Party may give notice to the other Party of such redemption after becoming aware of the same, and the Transferor shall transfer a sum of money equivalent to the proceeds of such redemption to the Transferee no later than two Business Days following the day on which the Transferor delivers or receives such notice, in exchange for the payment by the Transferee of all or a ratable portion of any unpaid Prepayment Amount (as applicable);

(d)         (x) if the Transferee has paid the Prepayment Amount or any Breakage Amount relating to the relevant Voluntary Prepayment to the Transferor, it may require the Transferor to immediately repay the sum so paid with interest which shall accrue at a rate per annum equal to the overnight Federal Funds (Effective) Rate (for the period commencing on and including the third Business Day on which such amount is outstanding to but excluding such day when such amount is no longer outstanding) (as reported in Federal Reserve Publication H.15-519) plus 1% per annum, and (y) no Voluntary Prepayment shall be deemed to have occurred (including for the purposes of clause (b) of the definition of "Ramp-Up Period") until such time (if any) (i) the Unavailable Asset is delivered by Buyer to Seller pursuant to clause (b) above or (ii) if the Unavailable Asset is redeemed in full prior to the Transfer Cut-Off Date, such amount pursuant to clause (c) above is paid to Seller by Buyer (such time in clause (i) or (ii), if any, the "Delayed Prepayment Date"), whereupon the relevant Voluntary Prepayment and Breakage Amount shall become payable in exchange therefor, provided that any Breakage Amount that becomes payable by Seller shall be calculated based on such Delayed Prepayment Date as the Prepayment Date; and

(e)         the Parties' obligations under the Agreement other than as set forth in this provision (Failure to Deliver Equivalent Securities) shall continue until the scheduled Repurchase Date; provided, that if any such Transfer Failure continues to subsist after the Due Date and the Transfer Cut-Off Date for the Transaction, the Transaction Fee Amounts in respect of such Unavailable Asset shall continue to accrue only from and including the applicable Due Date up to and including the Transfer Cut-Off Date (and, for the avoidance of doubt, no Transaction Fee Amount shall accrue from and excluding the Transfer Cut-Off Date until the scheduled Repurchase Date).

Determination of Default Valuation Time:

The "Default Valuation Time" means, in relation to an Event of Default, the close of business in the applicable market on the 40th dealing day after the day on which the non-Defaulting Party delivers notice designating an Early Termination Date pursuant to paragraph 10(b) of the Agreement or, where that Event of Default is the occurrence of an Act of Insolvency in respect of which Automatic Early Termination is specified in Annex I, the close of business on the 40th dealing day after the day on which the non-Defaulting Party first became aware of the occurrence of such Event of Default.

7

Paragraph 10(f)(i) of the Agreement shall be amended by adding the words "(but in no event later than the Default Valuation Time)" immediately following the words "on or about the early Termination Date".

Paragraph 10(f)(ii) of the Agreement shall be amended by adding the words "(but in no event later than the Default Valuation Time)" immediately following the words "on or about the early Termination Date".

For the avoidance of doubt, the amount payable pursuant to paragraph 10(d) of the Agreement cannot be calculated until the Default Market Values of all of the Equivalent Securities and any Equivalent Margin Securities under each Transaction can be calculated. As such, the payment under paragraph 10(d)(ii) will be delayed until the latest date on which the Default Market Value has been determined with respect to any such Equivalent Securities and any Equivalent Margin Securities.

The Parties acknowledge that (a) the Purchased Securities under the Transaction are expected to be illiquid and unique and that there may be no other commercially reasonable determinant of value with respect to such Purchased Securities other than the price at which willing buyers agree to purchase such Purchased Securities or the relevant Portfolio Assets, (b) if Buyer were forced to liquidate such Purchased Securities or the relevant Portfolio Assets on the date an Event of Default occurs (or shortly thereafter), such liquidation would likely result in a commercially unreasonable price, and (c) giving Buyer an extended period of time to liquidate such Purchased Securities or the relevant Portfolio Assets is more likely to produce a commercially reasonable result.  For avoidance of doubt, Buyer may, at any time, use any commercially reasonable determinant of value (whether the price at which willing buyers agree to purchase such Purchased Securities or the relevant Portfolio Assets or otherwise).

Income Payments:

Notwithstanding anything to the contrary in paragraph 5 (Income Payments) of the Agreement, "Income" means, any interest or dividend payment or any other payment or distribution (other than any principal payment or repayment, which, for the avoidance of doubt, includes any redemption payment) paid with respect to any Purchased Securities and not otherwise received by Seller and references to the amount of any Income paid shall be to an amount paid net of any withholding or deduction for or on account of taxes or duties (other than taxes or duties imposed as a result of a subsequent sale, transfer, pledge, or hypothecation of the Purchased Securities (including by way of a repurchase transaction) by Buyer).

Buyer shall transfer to Seller an amount equal to (and in the same currency as) the amount of all Income paid or distributed on or in respect of the Purchased Securities within one Business Day after the date on which such Income is paid or distributed to holders of the Purchased Securities, and paragraph 5(a) of the Agreement shall be amended accordingly. For avoidance of doubt, (i) Buyer shall not (except in connection with a termination of the Transaction resulting from an Event of Default) net or set-off against or otherwise apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of the Transaction and (ii) all payment obligations of Buyer in respect of Income that have accrued but remain outstanding on any Repurchase Date shall be paid on such Repurchase Date and shall be subject to the provisions of paragraph 5(a) (as amended hereby).

Paragraph 2(u) of the Agreement shall be amended by deleting the words "(other than Distributions)".

Paragraph 2(v) of the Agreement shall be amended by deleting the words "other than a Distribution".

8

Clawback:

If (a) any distribution (whether as an Income payment or otherwise) on a Purchased Security, an Equivalent Security or, if the Equivalent Security is cash, such cash, is received by Buyer and subsequently paid by Buyer to Seller hereunder, and (b) Buyer is subsequently required to transfer all or a portion of such payment to the issuer of such Security (or trustee, paying agent or similar party) (the amount transferred, the "Clawback Amount"), then promptly after receiving notice of such Clawback Amount from Buyer, Seller shall transfer an amount equal to the Clawback Amount to Buyer. Buyer agrees to pay over to Seller within one Business Day after receipt any amounts subsequently recovered (but only to the extent such amounts are actually received by Buyer and Buyer is not otherwise obligated to pay such amounts to Seller pursuant to any other provision hereunder such that payment would result in duplicative payments by Buyer or any other party), and to make reasonable efforts to claim and collect such recoveries.  No interest shall be payable by Buyer or Seller in relation to Clawback Amounts or amounts recovered in respect thereof for the period prior to such amounts becoming payable under this provision. This provision shall survive the termination of the Transaction.

Cure Period:

Notwithstanding paragraph 10(a) of the Agreement as amended by any Annex, the failure of a Party ("X") to make any payment or delivery referred to in such paragraph (other than (a) a payment or delivery referred to in paragraph 10(a)(iv) of the Agreement or (b) an additional Event of Default described in clause (g) or clause (i) in the “Events of Default” section below, but including the other additional Events of Defaults in the “Events of Default” section below) in respect of the Transaction will not give rise to the right of the other Party to deliver a Default Notice to X (and accordingly will not result in an "Event of Default" under the Agreement), unless such failure is not remedied on or before the first Business Day after notice of such failure is given to X (whereupon the right of the other Party to deliver a Default Notice to X shall become exercisable).

Events of Default:

Paragraph 10(m) of the Agreement shall be amended by deleting the word "immediately" and replacing it with "promptly upon becoming aware thereof".

In addition to the Events of Default set forth in the Agreement, if any of the following events occurs, it shall constitute an Event of Default with respect to the relevant Party specified below which shall be the Defaulting Party:

(a)         with respect to Seller, if Seller fails to pay any Transaction Fee Amount due on a Transaction Fee Payment Date, and Buyer, as non-Defaulting Party, serves a Default Notice on Seller as Defaulting Party;

(b)         with respect to Seller, if Seller breaches any of the covenants set forth in the section "Certain Covenants of Seller" below (other than the BC Partners Financials Requirement) and, in the case of the covenant specified in clause (ix) of such section, such breach is not remedied within two Business Days of notice thereof and  Buyer, as non-Defaulting Party, serves a Default Notice on Seller as Defaulting Party;

(c)         with respect to Seller, if Seller breaches the BC Partners Financials Requirement and such failure is not cured within three Business Days following notice from Buyer to Seller of such failure, and Buyer, as non-Defaulting Party, serves a Default Notice on Seller as Defaulting Party;

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(d)         with respect to Seller, if Seller fails to pay the applicable Breakage Amount (if any) on any Prepayment Date or early Repurchase Date, and Buyer, as non-Defaulting Party, serves a Default Notice on Seller as Defaulting Party;

(e)         with respect to Seller, Seller fails to pay any Clawback Amount in accordance with the "Clawback" provisions herein and Buyer, as non-Defaulting Party, serves a Default Notice on Seller as Defaulting Party;

(f)         with respect to Seller, if (i) Seller's Investment Manager (the “Original Investment Manager”) ceases to be responsible for the asset management, loan servicing, special servicing or underwriting services of Seller and its subsidiaries, (ii) a replacement investment manager acceptable to Buyer has not been appointed by Seller within 10 Business Days after the date of such cessation (provided that Buyer shall not unreasonably withhold its consent to any request by Seller for approval of any such replacement if the key personnel of such proposed replacement investment manager who will be responsible for the asset management, loan servicing, special servicing or underwriting services of Seller and its subsidiaries are substantially the same individuals as the key personnel of the Original Investment Manager) and (iii) Buyer, as non-Defaulting Party, serves a Default Notice on Seller as Defaulting Party;

(g)         with respect to Seller, notwithstanding anything to the contrary in the Agreement, if Seller fails to (x) deliver Purchased Securities on the Initial Purchase Date (including without limitation, as a result of a failure by the Issuer to issue the related Purchased Securities on or prior to the Initial Purchase Date) or (y) cause a Ramp-Up Period DWAC Increase on any Ramp-Up Purchase Date and Buyer, as non-Defaulting Party, serves a Default Notice on Seller as Defaulting Party;

(h)         with respect to Seller, the occurrence of any of the events set forth in Section 10(b)(i), 10(b)(ii), 10(b)(iii), 10(b)(ix) or 10(b)(xi) of the Collateral Management Agreement (other than any "cause" event thereunder that also constitutes a Mandatory Prepayment Event or an Accelerated Termination Event), and Buyer, as non-Defaulting Party, serves a Default Notice on Seller as Defaulting Party;

(i)         with respect to Seller, (A) the occurrence of any breach by Seller, as Sole Shareholder, of any of its obligations under the Issuer Sale and Contribution Agreement to make any equity contribution or other amount owing to the Issuer in each case pursuant to the Issuer Sale and Contribution Agreement in accordance with the timing and manner set out in the Issuer Sale and Contribution Agreement, (B) such breach is not remedied within two Business Days after the date by such obligation is required to be performed under the Issuer Sale and Contribution Agreement, and (C) Buyer, as non-Defaulting Party, serves a Default Notice on Seller as Defaulting Party;

(j)         [reserved]; and

(k)         with respect to Seller, (i) Seller enters into a binding commitment to make a Voluntary Contribution under the Issuer Sale and Contribution Agreement in the form of any Portfolio Asset pursuant to clause (b) of the “Timing and Manner of Transfer of Margin” provisions below (and. for the avoidance of doubt, such Voluntary Contribution is to be made solely to satisfy Seller's obligation under "Margin Maintenance" provisions as a result of a Borrowing Base Deficiency) ,  (ii) the settlement date for such Voluntary Contribution does not occur on or prior to the 20th calendar day following the date of such binding commitment, and (iii) Seller, in its capacity as Sole Shareholder under the Issuer Sale and Contribution Agreement, fails to make a Voluntary Contribution of Cash to the Issuer within one Business Day of the expiration of such 20 calendar day period with an Advance Value greater than or equal to the Advance Value of such Portfolio Asset, and Buyer, as non-Defaulting Party, serves a Default Notice on Seller as Defaulting Party,

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provided, in each case, that each Default Notice delivered under this “Events of Default” section shall constitute a “Default Notice” designating an Early Termination Date under the Agreement.
Breakage Amounts:

If (a) the Repurchase Date for the Transaction occurs prior to the scheduled Repurchase Date by reason of the occurrence of an Event of Default (where Seller is the Defaulting Party), a Mandatory Prepayment, a Voluntary Full Prepayment (subject to the "Failure to Deliver Equivalent Securities" provision hereof) or an event described in paragraph 11(a) of the Agreement in respect of which Seller is the notifying party or (b) a Prepayment Date occurs in connection with a Voluntary Partial Prepayment, then, without limitation of any other payments or deliveries that become due as a result of such event but without duplication, on such Repurchase Date, Seller shall pay to Buyer an amount equal to the Breakage Amount for the Transaction or the applicable portion thereof.  For the avoidance of doubt, no Breakage Amount shall be payable by Seller in respect of any Repurchase Date occurring as a result of a Regulatory Event.

For purposes of the foregoing:

"Applicable Portion" means (a) in the case of the first Voluntary Partial Prepayment, the sum of (i) the portion of the Transaction that is the subject of such Voluntary Partial Prepayment plus (ii) if the aggregate Purchase Price immediately prior to giving effect to such first Voluntary Partial Prepayment is less than the initial Maximum Aggregate Purchase Price, the portion of a hypothetical Transaction (the "Hypothetical Maximum Transaction") determined based on the assumption in clause (iii) of the definition of “Breakage Amount” that is represented by the deficiency (if any) between the Hypothetical Maximum Transaction and the Transaction (prior to giving effect to such first Voluntary Partial Prepayment) and (b) in the case of any subsequent Voluntary Partial Prepayment, the portion of the Transaction that is the subject of such Voluntary Partial Prepayment

"Breakage Amount" means, with respect to the Transaction evidenced hereby (or, in the case of a Voluntary Partial Prepayment the Applicable Portion thereof that is the subject of such Voluntary Partial Prepayment), the present value (using a discount factor implied by the mid-point between the forward bid and offered side LIBOR curves for fixed-for-floating LIBOR swaps of the relevant tenors) of the Spread portion of the Transaction Fee Amounts that would have been payable to Buyer under such Transaction (or the Applicable Portion thereof) from (and including) the early Repurchase Date or applicable Prepayment Date (as applicable) to (but excluding) the scheduled Repurchase Date, as determined by the Calculation Agent assuming, solely for purposes of determining such amount, that (i) the Spread is equal to (x) if the early Repurchase Date or applicable Prepayment Date (as applicable) occurs on or before December 20, 2021, the Spread specified in this Confirmation or (y) if the early Repurchase Date or applicable Prepayment Date (as applicable)  occurs after December 20, 2021, the Step-Down Breakage Rate, (ii) the Repurchase Price payable upon such termination were to remain outstanding until the originally scheduled Repurchase Date, and (iii) Seller has transferred to Buyer Securities with an aggregate Purchase Price equal to the then-current Maximum Aggregate Purchase Price (determined, in the case of any Voluntary Prepayment, prior to giving effect to such Voluntary Partial Prepayment).

"Step-Down Breakage Rate" means 0.75%.

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2 Purchased Securities, Margining and Substitutions
Marking to Market:

The Parties agree that, with respect to the Transaction, the provisions of paragraphs 4(a) to (l) (inclusive)) of the Agreement shall not apply and instead margin shall be provided separately in respect of the Transaction in accordance with the terms of this Confirmation.  For the avoidance of doubt, the provisions of paragraph 8(d) of the Agreement shall not apply to the Transaction.

Margin Maintenance:

If at any time a Borrowing Base Deficiency exists, Buyer may, by notice to Seller, require Seller to, and Seller shall following such notice in its capacity as Sole Shareholder under the Issuer Sale and Contribution Agreement, make or enter into a binding commitment to make Voluntary Contributions to the Issuer in accordance with and subject to the "Timing and Manner of Transfer of Margin" provisions of this Confirmation such that such Borrowing Base Deficiency is or will be eliminated in accordance with such provisions.

Seller acknowledges that failure to timely make such Voluntary Contributions may have ramifications under the Indenture, Collateral Management Agreement and Issuer Sale and Contribution Agreement pursuant to the terms thereof.

Timing and Manner of Transfer of Margin:

If the Calculation Agent notifies Seller of a Borrowing Base Deficiency, and Buyer provides notice to Seller pursuant to the "Margin Maintenance" section hereof, Seller shall, within five Business Days of the date of such notice and in its capacity as Sole Shareholder:

(a)         make a Voluntary Contribution to the Issuer under the Issuer Sale and Contribution Agreement in the form of Cash; and/or

(b)         enter into a binding commitment to make a Voluntary Contribution under the Issuer Sale and Contribution Agreement in the form of one or more Portfolio Assets that  (i) satisfy the Asset Eligibility Criteria and Borrowing Base Asset Criteria and (ii)  are not Zero Value Portfolio Assets, for settlement no more than 20 calendar days after the date on which such binding commitment is entered into, with an aggregate Advance Value sufficient to eliminate such Borrowing Base Deficiency.

Net Margin:	The definition of Net Margin in paragraph 2(gg) of the Agreement shall be deleted in its entirety and will no longer be relevant for purposes of the Agreement.
Market Value:	The definition of Market Value in paragraph 2(ee) of the Agreement shall be deleted in its entirety and will no longer be relevant for purposes of the Agreement.
Transaction Exposure:	The definition of Transaction Exposure in paragraph 2(xx) of the Agreement shall be deleted in its entirety and will no longer be relevant for purposes of the Agreement.
Current Price and related Dispute Rights:

For purposes of the margin maintenance provisions herein, the Current Price of any Portfolio Asset on any date of determination (including as of the related Inclusion Date of such Portfolio Asset) shall be determined by the Calculation Agent in accordance with the definition thereof in the Indenture.

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Provided that no Event of Default has occurred and is continuing with respect to Seller, if Seller in good faith has a commercially reasonable basis for disagreement with the Calculation Agent's determination of the Current Price of any Portfolio Asset, then Seller may dispute such determination by giving notice of such dispute (a "Dispute Notice") to Buyer and the Calculation Agent no later than (a) if Seller receives notice of the Calculation Agent's determination of a Current Price in dispute at or prior to noon (New York time) on any Business Day, by the close of business on such Business Day and (b) if Seller receives notice of the Calculation Agent's determination of a Current Price in dispute after noon (New York time) on any Business Day, by noon (New York time) on the following Business Day.  Any such Dispute Notice shall specify, in reasonable detail, the bid-side market price Seller believes should be attributed to any such Portfolio Asset, along with reasonable evidence supporting such value.

Promptly following delivery of a Dispute Notice in relation to any Portfolio Asset, the Calculation Agent and Seller shall negotiate in good faith to try to agree to the disputed Current Price.  If by 10:00 a.m. (New York time) on the Business Day following the day on which the Dispute Notice is delivered, the Calculation Agent and Seller are unable to agree, then:

(i)          Seller shall request that the Initial Valuation Company or one of the Fallback Valuation Companies (in either case, the "Alternate Valuation Company") provide an Eligible Valuation to the Calculation Agent;

(ii)         if (A) no such Eligible Valuation is received by the Calculation Agent from the Alternate Valuation Company by 2:00 p.m. (New York time) on the fifth Business Day following such request (a "Valuation Non-Delivery") or (B) Buyer in good faith has a commercially reasonable basis to disagree with the Alternate Valuation Company's Eligible Valuation (a "Valuation Disagreement") and the Calculation Agent notifies Seller of such disagreement on the day such Eligible Valuation is received by the Calculation Agent (the earlier of such fifth Business Day and the day of such notification, the "Notification Day"), then no later than 10:00 a.m. (New York time) on the Business Day next following the Notification Day, the Calculation Agent shall deliver a request (a "Back-Up Request") to any of the Initial Valuation Company or Fallback Valuation Companies (in any case, which was not the Alternate Valuation Company) (in any case, a "Back-Up Valuation Company") to provide an Eligible Valuation for such disputed Portfolio Asset; and

(iii)        the Current Price in relation to such disputed Portfolio Asset shall be:

(A)         if the Alternate Valuation Company provides an Eligible Valuation and the Calculation Agent does not provide a Back-Up Request, the Resolved Current Price in relation to the Eligible Valuation provided by the Alternate Valuation Company;

(B)         if the Calculation Agent provides a Back-Up Request and the Back-Up Valuation Company provides an Eligible Valuation for such disputed Portfolio Asset by no later than 2:00 p.m. (New York time) on the fifth Business Day following such request, the Resolved Current Price in relation to the Eligible Valuation provided by the Back-Up Valuation Company;

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(C)         if the Calculation Agent provides a Back-Up Request as a result of a Valuation Non-Delivery and the Back-Up Valuation Company fails to provide an Eligible Valuation for such disputed Portfolio Asset by no later than 2:00 p.m. (New York time) on the fifth Business Day following such request, the Current Price originally determined by the Calculation Agent; and

(D)         if the Calculation Agent provides a Back-Up Request as a result of a Valuation Disagreement and the Back-Up Valuation Company fails to provide an Eligible Valuation for such disputed Portfolio Asset by no later than 2:00 p.m. (New York time) on the fifth Business Day following such request, the Eligible Valuation provided by the Alternate Valuation Company.

If Seller has delivered a Dispute Notice, during the pendency of such dispute, the Parties shall be required to deliver or return (as applicable) margin based on the Calculation Agent's determination in accordance with this Confirmation; provided that, following resolution of the dispute, the Parties shall be required to deliver or return (as applicable) margin based on the Current Price so determined.  For the avoidance of doubt, with respect to the dispute of the Current Price of any Portfolio Asset, upon the determination of such Current Price in accordance with the foregoing, the Calculation Agent shall recalculate the Borrowing Base using such Current Price for such Portfolio Asset and determine whether or not a Borrowing Base Deficiency exists.

"Eligible Valuation" shall mean, with respect to any disputed Portfolio Asset, a valuation (which may be quoted in a range of values) for the outstanding principal amount of such Portfolio Asset (expressed as a percentage of par) that would be received from the sale of such Portfolio Asset on the date such valuation is provided, exclusive of accrued interest and capitalized interest; and

"Resolved Current Price" shall be, with respect to any Eligible Valuation that is:

(I)          quoted as a range of values where the difference between the lowest and highest values in such range (each expressed as a percentage of par) is an amount greater than 5% of par, as determined by the Calculation Agent, the lowest value in such range;

(II)         quoted as a range of values where the difference between the lowest and highest values in such range (each expressed as a percentage of par) is an amount less than or equal to 5% of par, as determined by the Calculation Agent, the mid-point between the lowest and highest value in such range, as determined by the Calculation Agent; and

(III)        not quoted as a range of values, such Eligible Valuation.

Interest on Cash Margin:	Not applicable.
Substitutions:	No substitutions of Purchased Securities shall be permitted.

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3 Fees
Transaction Fees:

On each Transaction Fee Payment Date, for each Purchased Security, Seller shall pay to Buyer an amount equal to the applicable Transaction Fee Amount for the Purchased Securities for the related Transaction Fee Period.

Transaction Fee Payment Dates:

The 10th calendar day of January, April, July and October of each calendar year, provided that the first Transaction Fee Payment Date shall be April 10, 2020, and the final Transaction Fee Payment Date with respect to any Purchased Security shall be the Repurchase Date for such Purchased Security, and, in each case, subject to adjustment in accordance with the Business Day Convention.

Transaction Fee Periods:

With respect to any Transaction Fee Payment Date (the "Relevant Transaction Fee Payment Date"), the period commencing on (and including) the immediately preceding Transaction Fee Payment Date (or on the Initial Purchase Date, in the case of the Transaction Fee Period relating to the first Transaction Fee Payment Date) and ending on (but excluding) the Relevant Transaction Fee Payment Date (without giving effect to any Business Day adjustment thereto), except that the final Transaction Fee Period shall end on (and exclude) the Repurchase Date for the Purchased Securities.

Transaction Fee Amounts:

With respect to a Purchased Security, Seller shall pay to Buyer a Transaction Fee Amount on each Transaction Fee Payment Date in an amount equal to the sum of the products, for each day that occurs during the related Transaction Fee Period, of (i) the Applicable Repurchase Price of such Purchased Security multiplied by (ii) the Applicable Transaction Fee Rate on such day multiplied by (iii) 1/360.  For the avoidance of doubt, for the purposes of clause (i), the reference to “Purchase Price” as used in the definition of “Repurchase Price” is to the amount actually paid by Buyer to Seller as the Purchase Price of the relevant Purchased Security pursuant to Paragraph 3(c) of the Agreement.

Applicable Repurchase Price:

(a) As of any date of determination prior to the Facility Period End Date, the then- current Repurchase Price; and

(b) as of any date of determination on and after the Facility Period End Date, the then-current Maximum Aggregate Purchase Price.

Applicable Transaction Fee Rate:

For each Transaction Fee Period, a rate per annum equal to the sum of (a) LIBOR determined on the Reset Date for such Transaction Fee Period plus (b) the applicable Spread.

Where:

"LIBOR", for any Reset Date, means the London Interbank Offered Rate for the Relevant Period in respect of USD as quoted on the Bloomberg Screen BTMM Page (or such other page as may replace the Bloomberg Screen BTMM Page) under the heading "LIBOR-FIX-BBAM<GO>" (or any replacement heading) as of 11:00 a.m., London time, on the day (the "Determination Date") that is two London banking days preceding such date.

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If (i) such rate does not appear on the Bloomberg Screen BTMM Page (or any replacement page) under such heading (or any replacement heading), as of such time on a Determination Date, (ii) a public statement or publication of information has been made by or on behalf of the administrator of LIBOR or a governmental authority or regulatory supervisor having jurisdiction or regulatory authority over Buyer, identifying a date after which LIBOR shall no longer be used or shall no longer be representative for determining interest rates for loans, or (iii) Buyer provides notice to Seller of a replacement rate that is appropriate for transactions that are similar to those contemplated under this Confirmation with similarly situated counterparties, LIBOR shall be deemed to be such rate as determined by the Calculation Agent, giving due consideration to the rate and any relevant spread adjustment that is similar to that used in other similar transactions (including, for these purposes, traditional borrowing base credit facilities) with other similarly situated counterparties and any selection or recommendation of a replacement rate or the mechanism for determining such rate by the relevant governmental or regulatory body or the relevant committee endorsed, appointed or convened by such body.

For any Transaction Fee Period that shorter than or longer than the Relevant Period, LIBOR shall be determined through the use of straight line interpolation by reference to two rates based on LIBOR, one of which shall be determined as if the Relevant Period were the period of time for which rates are available next shorter than the length of the Transaction Fee Period and the other of which shall be determined as if the Relevant Period were the period of time for which rates are available next longer than the length of the Transaction Fee Period.

"Relevant Period" means three months.

"Reset Date" with respect to any Transaction Fee Period, means the first day of such Transaction Fee Period.

"Spread" means 2.65%.

4 Miscellaneous
Voting Rights:

Where any voting or consent rights fail to be exercised in relation to any Purchased Securities, Buyer shall be entitled to exercise such voting or consent rights in its sole discretion and shall not have any obligation to arrange for voting or consent rights to be exercised in accordance with the instructions of Seller.

Business Day:

Notwithstanding paragraph 2(f) of the Agreement, "Business Day" means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York, Houston and London and that is a TARGET Settlement Day, other than a Saturday, Sunday or other day which the New York Stock Exchange or banks are authorized or obligated by law or executive order to close in New York, New York.

Business Day Convention:	The convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day so that such date will be the first following day that is a Business Day.

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Unpaid Amounts:

For the avoidance of doubt, on the final Repurchase Date (whether occurring prior to, on, or after, the scheduled Repurchase Date, and whether occurring as a result of an Event of Default, a Prepayment Date, or otherwise), if there are amounts that became payable by one Party to the other Party on or prior to such Repurchase Date and which remain unpaid as at such Repurchase Date, such amounts shall remain an outstanding obligation of such Party and shall be netted with and set off against the amounts otherwise payable by the Parties on such Repurchase Date.

Interest on Amounts Payable:

Any amount due from one Party to the other following the occurrence of an Event of Default shall be paid together with (to the extent permitted under applicable law) interest thereon (both before and after judgment) in USD, from (and including) the date on which such amount was originally due to (but excluding) the date such amount is paid, at a rate per annum equal to the overnight Federal Funds (Effective) Rate for each day such amount remains outstanding (as reported in Federal Reserve Publication H.15-519) plus 1% per annum.  Such interest will accrue daily without compounding based on the actual number of days elapsed. The provisions of this paragraph shall supersede any conflicting provisions in paragraph 12 of the Agreement.

Tax Matters:

(a)         For (and only for) U.S. Federal income tax purposes, each Party agrees: (i) to treat the purchase hereunder of Purchased Securities as if Buyer had made a loan to Seller secured by such Purchased Securities, (ii) to treat Seller as beneficial owner of such Purchased Securities, and (iii) not to take any inconsistent position on any related tax return, unless otherwise required by applicable law.

(b)         Notwithstanding anything else in the Agreement, if the defaulting Party exercises its right to assign rights to payment under Paragraph 16(b) of the Agreement following an Event of Default, if any withholding or other taxes are imposed on payments to any assignee, the payor's obligation to gross-up any such payment in respect of such tax to such assignee shall be limited to the amount of any gross-up it would have been obligated to pay immediately before any such assignment occurred.

(c)         Each Party shall provide the other Party with a properly executed IRS Form W-8 or W-9, as applicable. If either Party exercises its right to assign rights to payment under Paragraph 16(b) of the Agreement, prior to being entitled to receive any gross-up payments in respect of any taxes withheld, any assignee will be required to submit to the payor an executed, complete IRS Form W-8 or W-9 (as applicable) establishing any available exemption or reduction from any US withholding taxes that may be imposed on the payment assigned.

(d)         Seller represents and warrants that it would be entitled to receive all payments on the Purchased Security and the Portfolio Assets free of U.S. federal or foreign withholding tax if it held the Purchased Security or the Portfolio Securities directly.

Certain Covenants of Seller:

Seller undertakes and agrees as follows:

(i)         at all times prior to the Repurchase Date, Seller shall not permit any securities to be issued under the Indenture to any person or entity other than Seller and shall not direct or permit the Issuer to issue any securities other than in conjunction with a Purchase Date or otherwise as required under the Indenture or other Transaction Documents;

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(ii)         at all times prior to the Repurchase Date, Seller shall not sell, transfer or otherwise dispose of any securities issued under the Indenture (or any interest therein) other than pursuant to the Transaction;

(iii)        at all times from and including the last day of the Ramp-Up Period, Seller shall maintain a Senior Asset Coverage Ratio of at least 167%;

(iv)        at all times from and including the last day of the Ramp-Up Period, Seller shall maintain an asset coverage ratio of at least 150% as determined under the Investment Company Act of 1940, as amended, for purposes of “business development companies” (as defined in Section 2(a)(48) of such Act);

(v)         at all times prior to the Repurchase Date, Seller shall ensure that the aggregate face value of the Unencumbered Cash shall be greater than 5% of the Purchase Price;

(vi)        Seller shall provide, or cause to be provided, to Buyer quarterly unaudited financial statements within 60 days of each quarter-end and annual audited financial statements within 90 days of the year-end, prepared in accordance with generally accepted accounting principles (as in effect in the United States) (such statements to include Seller's Net Asset Value) (such covenant in clause (vi), the "BC Partners Financials Requirement"), provided that (A) each quarter-end statement and each year-end statement shall include a calculation of Seller’s Net Asset Value for purposes of the determinations under clause (vii) below, and (B) the BC Partners Financials Requirement shall be deemed to be satisfied if Seller makes such report available to the general public by publication thereof on its website or on the U.S. Securities and Exchange Commission EDGAR information retrieval system;

(vii)       from and including the last day of the Ramp-Up Period, Seller shall maintain a Net Asset Value that is greater than or equal to (A) at all times, USD25,000,000 and (B) as of the last day of each fiscal quarter, 50% of the Net Asset Value as of the last day of the same fiscal quarter in the immediately preceding fiscal year (provided that, for the purposes of this clause (vii), "Net Asset Value" shall be determined based on the aggregate net asset value amount included in the most recently delivered BC Partners Financial Requirements and adjusted for any redemptions and/or withdrawals from such aggregate net asset value amount);

(viii)      at all times prior to the last day of the Ramp-Up Period, Seller shall maintain a Ramp-Up Asset Coverage Ratio that is greater than or equal to 200%; and

(ix)        Seller shall deliver, on or prior to the 5th Business Day after the last day of each calendar month a certificate executed by the chief financial officer of Seller (or a certificated delivered by email in the name of the chief financial officer of Seller) (a) certifying as to whether or not Seller has knowledge that an Event of Default with respect to Seller as Defaulting Party, a Mandatory Prepayment Event or a Regulatory Event with respect to Seller has occurred and identifying in reasonable detail the nature thereof, and (b) setting forth reasonably detailed calculations demonstrating compliance with the financial covenants set out in clauses (iii), (iv), (v), (vii) and (viii) in this "Certain Covenants of Seller" section.

Representations and acknowledgements:

Unless agreed to the contrary expressly and in writing in this Confirmation and notwithstanding any communication that each Party (and/or its Affiliates) may have had with the other Party or any of its Affiliates, in respect of the Transaction subject to this Confirmation, each Party will be deemed to represent to the other Party on the Trade Date and each Purchase Date of the Transaction and on each date on which the Transaction is terminated (in whole or in part) that:

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(i)         it is entering into or terminating (in whole or in part) the Transaction for its own account;

(ii)        none of the other Party or any of its Affiliates or agents are acting as a fiduciary or financial adviser for it;

(iii)       it is a sophisticated investor that has made its own independent decisions to enter into the Transaction, as to whether the Transaction is appropriate or proper for it and as to any related investment, hedging and/or trading based upon its own judgment and upon advice from such legal, regulatory, tax, financial, accounting and other advisers as it has deemed necessary, and not upon any view expressed by the other Party or any of its Affiliates or agents;

(iv)       it is not relying on any communication (written or oral) of the other Party or any Affiliate or agent thereof except those expressly set forth in the Agreement, except that nothing in the Agreement will limit or exclude any liability of a party for fraud;

(v)        it is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction, and is also capable of assuming, and assumes, the risks of the Transaction;

(vi)       having made all necessary enquiries with relevant authorities, its entry into or termination (in whole or in part) of the Transaction will not contravene any applicable law, decree, regulation, regulatory guidance, regulatory request, regulatory briefing or order of any government or governmental body (including any court or tribunal); and

(vii)      to the extent required to do so, it has notified relevant authorities, in a manner acceptable to such authorities, of its entry into the Transaction.

Unless agreed to the contrary expressly and in writing in this Confirmation and notwithstanding any communication that each Party (and/or its Affiliates) may have had with the other Party, in respect of the Transaction subject to this Confirmation, each Party will be deemed to acknowledge on the date on which it enters into the Transaction that:

(a)         none of the other Party or its Affiliates provides investment, tax, accounting, legal or other advice in respect of the Transaction;

(b)         it has been given the opportunity to obtain information from the other Party concerning the terms and conditions of the Transaction necessary in order for it to evaluate the merits and risks of the Transaction; provided that, notwithstanding the foregoing, (i) it and its advisors are not relying on any communication (written or oral and including, without limitation, opinions of third party advisors) of the other Party or its Affiliates as (A) legal, regulatory, tax, business, investments, financial, accounting or other advice, (B) a recommendation to enter into the Transaction or (C) an assurance or guarantee as to the expected results of the Transaction; it being understood that information and explanations related to the terms and conditions of the Transaction are made incidental to the other Party's business and shall not be considered (x) legal, regulatory, tax, business, investments, financial, accounting or other advice, (y) a recommendation to enter into the Transaction or (z) an assurance or guarantee as to the expected results of the Transaction and (ii) any such communication should not be the basis on which such Party has entered into the Transaction, and should be independently confirmed by such Party and its advisors prior to entering into the Transaction;

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(c)         none of the Parties or any Affiliate thereof has any obligation to, and it will not, select securities or transfers of currency, with regard to the needs or interests of any person other than itself, and each Party and its Affiliates may accept deposits from, make loans or otherwise extend credit to, and generally engage in any kind of commercial or investment banking business with the issuer of any Purchased Security or its affiliates or any other person or entity having obligations relating to the Purchased Securities and may act with respect to such business in the same manner as if the Transaction did not exist, regardless of whether any such action may have an adverse effect on either Party's position under the Transaction;

(d)         each Party and its Affiliates may, whether by virtue of the types of relationships described above or otherwise, at the date hereof or at times hereafter be in possession of information in relation to the Issuer which is or may be material in the context of the Transaction and which is or may not be known to the general public or to one or both of the Parties, and the Transaction does not create any obligation on the part of any of the Parties and their respective Affiliates to disclose to either Party any such relationship or information (whether or not confidential);

(e)         neither Party makes any representations or warranties to the other in connection with, and shall have no responsibility with respect to, the accuracy of any statements, warranties or representations made in or in connection with the Purchased Securities, any information contained in any document filed by the issuer of the Purchased Securities (the "Issuer") with any exchange or with any governmental entity regulating the purchase and sale of securities, the solvency or financial condition of the Issuer, or the legality, validity, binding effect or enforceability of the obligations of the Issuer in respect of the Purchased Securities.  Each Party acknowledges that it has, independently and without reliance on the other and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Transaction and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Issuer; and

(f)         the Transaction does not create either a direct or indirect obligation of the Issuer owing to Seller or a direct or indirect participation in any obligation of the Issuer owing to Buyer.  Seller acknowledges that Seller shall not have any voting rights with respect to the Purchased Securities or any other rights under or with respect to the Purchased Securities, other than as expressly set forth herein.

Each Party acknowledges and agrees that (i) the Transaction to which this Confirmation relates is (x) a "securities contract", as defined in Section 741 of the federal Bankruptcy Code, Title 11 of the United States Code, as amended (the "Bankruptcy Code") and (y) a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the Bankruptcy Code (except insofar as the type of Securities subject to the Transaction or the term of the Transaction would render such definition inapplicable) and (ii) the exercise by either Party of any right under the Agreement to cause the liquidation, termination or acceleration of the Transaction, because of a condition of the kind specified in Section 365(e)(1) of the Bankruptcy Code shall not be stayed, avoided, or otherwise limited by operation of any provision of the Bankruptcy Code or by order of a court or administrative agency in any proceeding under the Bankruptcy Code.

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Additional Seller Representations:

The following additional paragraph 9(A), subsections (i), (ii) and (iii) shall be inserted into the Agreement:

"9(A). Additional Representations and Notice.

(i) Seller Representations. Seller represents and warrants on and as of the date hereof and on and as of each date the Agreement or any Transaction remains outstanding:

(A)   No Prohibited Transactions.  Seller represents and warrants that Seller is not an “employee benefit plan” subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and its underlying assets do not include “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. Any subsequent permitted assignee of Seller will be deemed to have represented and warranted, that (i) no portion of the assets used by such assignee to either (x) acquire and hold the Purchased Securities or (y) enter into or assume the obligations under the Transaction evidenced hereby constitutes the assets of any employee benefit plan subject to Title I of ERISA, a "plan" within the meaning of Section 4975(e)(1) of the Code or any entity whose underlying assets include “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

(B)   Notice Requirement. Seller agrees to notify Buyer promptly if any time it learns or discovers facts at variance with the foregoing representations and warranties.

(ii) Seller represents and warrants as of the Initial Purchase Date that its acquisition of the Purchased Securities complied with the terms of the Indenture.

(iii) Seller represents and warrants that either (i) the Purchased Securities are not required to be retained by the Collateral Manager (or a "majority owned affiliate" of the Collateral Manager) pursuant to Section 15G of the Securities Exchange Act of 1934 and the rules promulgated thereunder (the "Risk Retention Rules") or (ii) the Purchased Securities are required to be retained by the Collateral Manager (or a "majority owned affiliate" of the Collateral Manager) pursuant to the Risk Retention Rules and the entry by the Collateral Manager (or a "majority owned affiliate" of the Collateral Manager)  into the transactions contemplated by the Collateral Management Agreement will not violate or conflict with the Risk Retention Rules.

Transfer; Assignment; Amendment;

Unless otherwise provided under this Confirmation or under the Agreement, neither Buyer nor Seller will have the right to transfer, assign, amend, modify or supplement the Agreement or this Confirmation or any interest or obligation or right or benefit received in or under the Agreement or this Confirmation without the prior written consent of each Party.

Designation; Delegation

Notwithstanding any other provision herein to the contrary, Seller may request in writing to Buyer at least 5 Business Days prior to any proposed delegation or designation to consent to Seller designating, at Seller’s own expense, any of its Affiliates to (a) perform Seller’s obligations in respect of this Confirmation or (b) receive any payment or delivery under this Confirmation, provided that (i) Seller may delegate its payment obligations under the Agreement to the Issuer such that any such payment by Seller to Buyer shall be made by the Issuer on Seller’s behalf, without any prior request to, or any prior consent from, Buyer and (ii) no such delegation (including, without limitation, pursuant to the foregoing sub-clause (i)) shall affect Seller's primary liability as principal for the payment or performance of the relevant obligation.

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Buyer may not unreasonably withhold, delay or condition its consent to Seller’s request, provided that if  (i) such designation or delegation, as the case may be, is or will not be in accordance with applicable laws, rules or regulations, (ii) Buyer is or will be required to contract, subcontract or otherwise engage with any such designee or delegee or pay any fees, costs or expenses in relation to any such designee or delegee, or (iii) the proposed designee or delegee fails to meet the “know-your-customer” or anti-money laundering requirements of Buyer that are required by Buyer’s then-applicable internal policies in order for Buyer to onboard such proposed designee or delegee, then any withholding, delay or conditioning of Buyer’s consent shall not be deemed to be unreasonable.

Seller shall remain liable to Buyer under the Transaction for the performance of any obligation of Seller designated to be performed by a designee or delegated by Seller, provided that if such designee or delegee of Seller has performed in full the obligations of Seller under this Confirmation, Seller’s obligations to Buyer under this Confirmation shall be discharged to the extent of such performance.

Act of Insolvency:

Paragraph 2(a) shall be deleted in its entirety and be replaced by:

“Act of Insolvency” shall occur with respect to any Person when such Person shall (1) be dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) make a general assignment, arrangement or composition with or for the benefit of its creditors; (3) institute or have instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition shall be presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; (4) have a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (5) seek or become subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets, in each case in connection with its bankruptcy insolvency, winding-up or liquidation; (6) have a secured party take possession of all or substantially all its assets or have a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party shall maintain possession, or any such process shall not be dismissed, discharged, stayed or restrained, in each case within 60 days thereafter; (7) cause or become subject to any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (6) (inclusive); or (8) take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

Disapplication and Modification of Provisions of the Annex I:	The following provisions of Annex I to the Agreement shall not apply to the Transaction evidenced by this Confirmation: Parts 1(a), 1(b), 1(d)(i), 1(d)(iii), 1(d)(iv), 1(n), 2(b), and 2(c) of Annex I.
Counterparts Clause:

This Confirmation may be signed or executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart is an original but shall not be effective until each Party has executed and delivered at least one counterpart. All counterparts together shall constitute one and the same instrument. This has the same effect as if the signatures on the counterparts were on a single original of this Confirmation. Delivery of an executed counterpart signature page of this Confirmation by email (portable document format ("pdf")) or facsimile copy shall be as effective as delivery of a manually executed counterpart of this Confirmation.

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No effect, Inconsistency:	The terms set forth in this Confirmation for this trade shall apply only to the Transaction.
Buyer's Bank Account Details:	Account Name: UBS AG, Stamford Branch SWIFT BIC Code: UBSWUS33 For the benefit of: UBS AG, London Branch SWIFT BIC Code: UBSWGB2L Account No.: /101-WA41275-000
Seller's Bank Account Details:	As specified separately to Buyer from Seller.
Notices:	If to Seller: As specified in the Annex to the Agreement If to Buyer: As specified in the Annex to the Agreement.
5 Additional Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture; provided that all references therein to the Valuation Agent shall be deemed to be references to the Calculation Agent hereunder. In addition, the following terms shall have the respective meanings specified below:

"Class A Notes" means the Class A Notes issued under the Indenture.

"Indenture" means the Indenture dated as of December 16, 2019, between Great Lakes BCPL Funding Ltd. and U.S. Bank National Association, as trustee, as amended, supplemented or otherwise modified from time to time.

"Indenture Event of Default" means an "Event of Default" (as defined in the Indenture) occurs with respect to the Issuer under the Indenture.

“Net Asset Value” means, with respect to Seller and any date of determination, the aggregate net asset value of Seller (calculated in accordance with United States generally accepted accounting principles).

“Other Senior Secured Liabilities” means Indebtedness of Seller (other than Indebtedness evidenced hereby) that: (i) is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by Seller and (ii) is secured by a valid first priority perfected security interest or lien on specified collateral (such collateral, together with any other pledged assets, having a value equal to or greater than the outstanding principal amount of such Indebtedness) securing Seller’s obligations under such Indebtedness, which security interest or lien is subject to customary liens.

“Overnight Receipt Rights” means, in reference to a particular investment, deposit or other instrument, an enforceable right of fund against the bank, prime broker, custodian or other holder thereof, as applicable, to demand and receive transfer of such investment, deposit or instrument (or proceeds thereof) on the same day of, or the next day after, fund’s request for such transfer.

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“Ramp-Up Asset Coverage Ratio” means, with respect to Seller and any date of determination, the ratio (expressed as a percentage) of (a) the total assets of Seller (calculated in accordance with United States generally accepted accounting principles) to (b) all Indebtedness of Seller.

“Senior Asset Coverage Ratio” means, with respect to Seller and any date of determination, the ratio (expressed as a percentage) of (a) the total assets of Seller (calculated in accordance with United States generally accepted accounting principles) to (b) the aggregate of (i) the then-current Purchase Price plus (ii) the Other Senior Secured Liabilities.

“Unencumbered Cash” means, without double counting, the aggregate amount of:

(a) Seller’s (i) overnight repo investments, overnight bank deposits, money market investments or other similar instruments (including obligations issued by the US Department of Treasury and mortgage-backed securities issued by either the Government National Mortgage Association or by a Government sponsored enterprise) (collectively, "Cash Equivalents") and (ii) Seller’s cash on deposit that, in each case, (A) are not encumbered, (B) are available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes, and (C) have Overnight Receipt Rights; and

(b) cash or Cash Equivalents that (i) are credited to the Accounts and are expressly permitted or required to be distributed to Seller pursuant to, and in accordance with, the Indenture but which have not actually been withdrawn or (ii) have been withdrawn from the Accounts for distribution to Seller pursuant to, and in accordance with, the Indenture but are pending settlement and do not yet satisfy the requirements of clause (a) above;

provided that (x) the fact that assets might become unavailable upon the occurrence of an insolvency of the financial institution that has custody of such assets shall not prevent such assets from being included in the “Unencumbered Cash” calculation so long as such assets have not, in fact, become unavailable and (y) in the case of clause (a), any cash posted as collateral to any third party shall not constitute “Unencumbered Cash” for purposes of this definition.

“Zero Value Portfolio Asset” means a “Zero Value Portfolio Asset”, as defined in the Indenture.

[signatures follow on the next page]

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By executing this Confirmation and returning it to us, Seller confirms that the foregoing correctly sets out the terms of the agreement of the Parties.

Yours faithfully,

UBS AG, LONDON BRANCH,

In its individual capacity and as Calculation Agent

By: _________________________________
Name:
Title:

By: _________________________________
Name:
Title:

UBS – Signature Page to Confirmation

Confirmed as of the date first above written:

BC PARTNERS LENDING CORPORATION

By:________________________
Name:

Title:

BC Partners – Signature Page to Confirmation